ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT made the 2nd day of July, 1998,

B E T W E E N :


                  S-S TECHNOLOGIES INC., a corporation incorporated under the laws of Ontario

                  (hereinafter called "SST")


                                     - and -


                  S-S TECHNOLOGIES HOLDINGS LTD., a corporation incorporated under the laws of Ontario

                  (hereinafter called "SST's Guarantor")


                                     - and -



                  WOODHEAD CANADA LIMITED, a corporation incorporated under the provincial laws of Nova Scotia

                  (hereinafter called "WC")


                                     - and -


                  WOODHEAD INDUSTRIES, INC., a corporation incorporated under the laws of Delaware
                  (hereinafter called "Woodhead")


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                                      -2-

WITNESSES THAT:

         WHEREAS SST owns the Product (as hereinafter defined) and carries on the Business (as hereinafter defined) in Canada and elsewhere;

         AND WHEREAS WC wishes to purchase from SST and SST wishes to sell to WC the Product and the assets of the Business related thereto, all upon and subject to the terms and conditions contained herein;

         NOW THEREFORE in consideration of the mutual terms and covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS       In this Agreement,  including the recitals  hereto
         and the Schedules hereto annexed, the following words and expressions shall have the following meanings:

         "AFFILIATED CORPORATION" with reference to any Person shall have the meaning attributed "affiliated body corporate" as set forth in the Business Corporations Act (Ontario) and, for purposes of this Agreement shall include any Person "Controlled by", "Controlling", or under common "Control" with, the Person;

         "AGREEMENT" means this asset purchase agreement made the 2nd day of July, 1998 between WC, Woodhead , SST and SST's Guarantor together with all Schedules and Exhibits hereto, all as may be amended, supplemented or restated from time to time;

         "APPROVALS" means (i) all governmental and other regulatory, administrative or court approvals, orders, consents, authorizations or permits, including all notifications thereto and all filings therewith, in Canada and elsewhere, required in connection with the completion of any of the transactions contemplated by this Agreement; and, (ii) if applicable, any order or decision of any governmental, regulatory or administrative authority or any court to allow or to not disallow, or the failure of such authority to disallow, the completion of any of the transactions contemplated by this Agreement. Where the term "Approvals" contemplates a governmental, regulatory, administrative or court approval, order or decision, it shall be deemed to mean an approval, order or decision granting the approval sought without conditions or on such conditions as are acceptable to WC acting reasonably, which approval, order or decision is by its terms final and effective and from which there is no further appeal permitted.


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         "ASSOCIATE" of any particular Person shall have the meaning attributed to such term in the Business Corporations Act (Ontario);

         "ASSUMED EMPLOYEE" means those Employees to whom WC shall offer employment in accordance with Section 6.2.1 of this Agreement;

         "ASSUMED LIABILITIES" has the meaning attributed to that term in
         Section 3.1;

         "BREACH" has the meaning attributed to that term in Subsection 9.1.1;

         "BUSINESS" means the SST Software Division of SST (formerly known as the Products Division of SS Technologies Inc.);

         "BUSINESS DAY" means any day, other than a Saturday, Sunday or statutory holiday in the province of Ontario;

         "CLAIM" has the meaning attributed to such term in Subsection 9.1.3;

         "CLAIMANT" has the meaning attributed to such term in Subsection 9.2.3;

         "CLOSING" means the completion of the sale and purchase of the Purchased Assets as specified in Section 2.5;

         "CLOSING DATE" means July 31, 1998, or such other date as the parties may agree in writing;

         "COLLECTIVE AGREEMENT" means any agreement, contract, commitment or arrangement, either directly or by operation of law with any Union and includes all letters of understanding, letters of intent, side bar letters and other written communications between SST and any Union which imposes obligations on SST or sets out any understanding with respect to the interpretation of the provisions of such collective agreement;

         "COMMISSION" means the U.S. Securities and Exchange Commission;

         "CONTAMINANT" means any substance, gas, liquid, product, element, radiation, vibration or matter included in any definition of "hazardous product", "dangerous goods", "waste", "toxic substance", "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "contaminant", "pollutant", "toxic pollutant", "deleterious substance", or words of similar import under any Environmental Law, or the presence of which in the environment is likely to affect adversely the quality of the environment in any way;


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         "CONTRACTS" means all orders, contracts, agreements, commitments and understandings, whether written or oral, to which SST is a party or is otherwise bound, with respect to the Business, including without limiting the generality of the foregoing, all quotes, tenders or bids in respect thereof and the items referred to in Subsection 4.11.1, but other than the Realty Leases;

         "CONSENT" has the meaning attributed to that term in Subsection 4.11.6;

         "CONTROL", "CONTROLLED" AND "CONTROLLING" shall have the meaning attributed thereto in the Business Corporations Act (Ontario);

         "DEFENCE NOTICE" has the meaning attributed to that term in Subsection 9.4.1;

         "DESIGN DOCUMENTATION" means all documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow-charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Product;

         "EFFECTIVE DATE" means July 31, 1998;

         "EFFECTIVE DATE ASSET LIST" means the list of the Purchased Assets as at July 31, 1998 prepared by SST in consultation with WC and approved by WC and its auditors;

         "EFFECTIVE TIME" means the last moment in time on July 31, 1998;

         "EMPLOYEE" means any active or inactive individual, employee, officer or director of SST, employed in the Business, whether presently or formerly, including all Assumed Employees;

         "EMPLOYMENT LAWS" means all Laws relating to employment and labour, including without limitation those relating to wages, hours and employment or labour standards generally, labour or industrial relations, human rights, pay equity, employment equity, workers' compensation, or workplace safety and insurance, occupational health and safety and for greater certainty all Laws dealing with any substances which are designated substances, Hazardous Material or regulated biological, chemical or physical agents, employer health tax, employment or unemployment insurance, income tax withholdings and Canada Pension Plan applicable to all Employees employed in connection with the Business;

         "ENCUMBRANCES" means mortgages, pledges, liens, charges, security interests, claims, hypothecs, options, encumbrances, easements, rights of way, rights of entry, leases, agreements to lease, offers to lease agreements, restrictions, reservations, rights of third parties and other claims of any kind and nature whatsoever registered or unregistered,


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                                      -5-

         whether created or arising by agreement, statute or otherwise at law, attaching to property, interest or rights, and whether or not specific, floating or otherwise;

         "ENVIRONMENTAL CLAIM" means any claim, notice, administrative order, complaint, summons, writ, proceeding or demand relating to remediation, investigation, monitoring, emergency response, de-contamination, restoration, or other action under any Environmental Law and any notice, demand, claim, or other communication alleging or asserting liability, either direct or indirect, and either in whole or by way of contribution or indemnity for investigatory, monitoring or clean-up costs, Governmental Authority response costs, damages, personal injuries, fines, penalties or for other relief, arising out of, based on or resulting from (i) the presence or Release into the environment of any Contaminant; or (ii) any non-compliance or alleged non-compliance with any Environmental Law;

         "ENVIRONMENTAL LAWS" means all applicable statutes, regulations, ordinances, by-laws, codes, rules, directives, policies, guidelines, decrees or other pronouncements having the effect of law, whether federal, provincial, municipal, state or local relating to the regulation, protection or preservation of the environment, occupational health and safety or to the regulation of Contaminants, including without limitation the Environmental Protection Act (Ontario), as amended from time to time, and similar legislation of other Canadian Provinces, and the Canadian Environmental Protection Act, as amended from time to time;

         "ENVIRONMENTAL PERMITS" includes all Approvals issued by any Governmental Authority of competent jurisdiction under Environmental Laws;

         "EXCLUDED ASSETS" has the meaning attributed to that term in
         Section 2.2;

         "EXCLUDED LIABILITIES" has the meaning attributed to that term in
         Section 3.2;

         "EXCLUDED CONTRACTS" has the meaning attributed to that term in
         Section 2.2;

         "FIXED ASSETS" has the meaning attributed to that term in Subsection 2.1(a);

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means such recommendations as the Canadian Institute of Chartered Accountants includes in its handbook concerning Canadian accounting treatment or statement presentation, and references herein to generally accepted accounting principles shall be interpreted accordingly;

         "GOVERNMENTAL AUTHORITY" means any domestic or foreign government, including any federal, provincial, state, territorial, municipal or local government, or any government agency, tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory, administrative functions of, or pertaining to, government;


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                                      -6-

         "HAZARDOUS MATERIAL" means any pollutant, contaminant, hazardous or toxic material used, treated, stored, processed, generated, manufactured, disposed, handled, transported, released, spilled, produced, discharged or emitted by SST in the conduct of, relating to or in any way affecting the Business or the Purchased Assets;

         "INTELLECTUAL PROPERTY" means all intellectual or industrial property, including all trade-marks (whether registered or not), trade names, service marks, certification marks, patents, copyrights (whether registered or not), know-how, formulae, processes, inventions, technical expertise, research data, trade secrets, confidential information, industrial designs, product designs, mask work of semiconductor rights and other similar property, and all registrations and applications for registration thereof, all as used in or with respect to the Business, and includes all such rights in respect of the Product;

         "ITA" means the Income Tax Act (Canada), the regulations thereunder and the rules and policies in relation thereto;

         "KEY EMPLOYEES" means those employees listed in Schedule 7.1.11 hereto;

         "LABOUR DISTURBANCE" means any strike, cessation of work, refusal to work or to continue to work by Employees in combination or in concert or in accordance with a common understanding, or a slow down or other concerted activity on the part of such Employees designed to restrict or limit output, or any lockout, closing of place of employment, suspension of work or refusal by SST to continue to employ any Employees, or any other disturbance or dispute involving Employees.

         "LABOUR RELATIONS MATTER" means any matter regarding wages (including overtime), salaries, bonuses, commissions, hours of work, vacations or vacation pay, holidays or holiday pay, severance pay, notice or pay in lieu of notice, termination pay, sick leave, personal days, pension or other employee benefits, worker's compensation or workplace safety and insurance, income tax withholdings, employment or unemployment insurance, Canada Pension Plan or employer health tax, human rights, pay equity, employment equity, occupational health and safety, employment standards, or arising under any Employment Laws generally, including any such matters arising from any Collective Agreement;

         "LAW" means any federal, provincial, state, territorial, municipal, local or other law, statute, regulation, code, ordinance, by-law, order, rules, directives, decrees, guidelines, restriction, official plan, rule, notice or stated policy and "Laws" means all of the foregoing;

         "LIABILITIES" means any and all debts, liabilities or obligations of any nature or kind whatsoever, whether due or to become due, accrued, absolute, contingent or otherwise;

         "LOSS" has the meaning attributed to that term in Subsection 9.1.2;


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                                      -7-

         "MARCH 31ST ASSET LIST" means the list of the Purchased Assets attached at Schedule 2.1 as at March 31, 1998 prepared by SST in consultation with WC and approved by WC and its auditors;

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person or thing, any event or condition including non-compliance or non-disclosure which has or may be expected to have a material and adverse effect on the property, assets, liabilities (whether due, to become due, absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of such Person;

         "NOTICE" has the meaning attributed to that term in Section 10.1;

         "ORDINARY COURSE" when used in relation to the conduct by SST of the Business, means any transaction which constitutes an ordinary day-to-day business activity of SST with respect to the Business conducted in a commercially reasonable and businesslike manner and consistent with the past practices of SST with respect to the Business, having no unusual or special features, and being such as a corporation or other entity of a similar nature and size and engaged in a similar business might reasonably be expected to carry on from time to time;

         "OTHER SOFTWARE" means all computer software, patents, trade-marks, copyrights, or intellectual property other than the Product and patents, trade-marks, copyrights or other intellectual property used by SST and necessary to conduct the Business in the ordinary course but excluding the Excluded Assets;

         "PENSION PLAN" means any Plan for the benefit of Employees which is or is intended to be a registered pension plan as defined in the ITA and/or is a pension plan registered under any federal or provincial pension legislation;

         "PERMITS" means all of those licences, approvals, certificates, registrations and permits which SST holds or has made application for and which are required to own or hold the Purchased Assets or to carry on the Business as at the Effective Date;

         "PERMITTED ENCUMBRANCES" means those Encumbrances described and listed in Schedule 4.3.1;

         "PERSON" includes any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;


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                                      -8-

         "PLANS" means every bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, health or other medical, life, disability or other insurance, supplemental unemployment benefit, profit sharing, pension, retirement, supplemental retirement and other employee benefit plan, program, agreement or arrangement, whether written or unwritten, formal or informal, legally binding or not, maintained or contributed to or required to be contributed to by any Person for the benefit of any Employees or their dependents or beneficiaries, as well as the compensation practices and policies applicable to the Employees including practices and policies regarding vacations, sick leave, leaves of absence and all perquisites of employment, other than employee benefit programs mandated by Law, and including without limitation any Pension Plan;

         "PREMISES" means 50 Northland Road, Waterloo, Ontario;

         "PRODUCT" means the SST Software, the description for which is listed on Schedule 4.13.5 and all other software products developed or owned by SST and used in the Business including all enhancements, versions, releases and updates of such products and any other software products in development for the Business;

         "PURCHASE PRICE" has the meaning attributed to that term in
         Section 2.3;

         "PURCHASED ASSETS" has the meaning attributed to that term in
         Section 2.1;

         "RATE" means an interest rate equal to the Bank of Montreal prime rate;

         "REAL PROPERTY" means the real property, including land and buildings, structures and improvements thereon, leased by SST and used in the Business;

         "REALTY LEASES" means the leases or agreements in the nature of a lease of real property, to which SST is a party, whether as lessor or lessee, relating to the Business and described in Schedule 2.1(h) hereto;

         "RELATED PERSONS" has the meaning attributed to that term in the ITA;

         "RELEASE" means any release, spill, leak, emission, pumping, injection, deposit, discharge, dispersal, leaching, migration, spraying, abandonment, pouring, emptying, throwing, dumping, placing or exhausting into the environment and when used as a verb has a like meaning;

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended;

         "SST'S INTELLECTUAL PROPERTY" means all Intellectual Property of SST in existence on the Effective Date which is related to or used in the Business;


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                                      -9-

         "SST'S SOLICITORS" means Messrs. Harrison Elwood, 450 Talbot Street, P.O. Box 3237, London, Ontario N6A 4K3;

         "SOFTWARE AUTHOR" means all authors of the Product or any other person or entity who or which participated in the development of the Product or any portion thereof or performed any creative work related to the Product;

         "TAX" means all federal, provincial, territorial, state, municipal, local or other taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, reassessments, dues and charges of any nature including without limitation income, sales, capital, goods and services, value added, excise, custom duties and franchise, real and personal property and payroll taxes (including tax withholdings, employer health taxes, workers' compensation assessments and Canada Pension Plan contributions and Unemployment or Employment Insurance premiums, and remittances), and fines, penalties, interest and surcharges in respect of any of the foregoing;

         "TIME OF CLOSING" means 11:00 o'clock a.m., Toronto time, or such earlier or later time as the parties hereto may agree in writing, on the Closing Date;

         "TRADE SECRETS" means the interest of SST in all licences, know-how, processes, algorithms, formulae, designs, methods, trade secrets, inventions, proprietary or technical information, pricing lists, customer lists, and data covering or embodied in any software or other assets used in the Business;

         "UNION" means any labour or trade union, labour or trade organization or local or branch of a national or international organization or association of employers that has as one of its purposes the regulations of relations between employers and employees through collective bargaining, or any other representative of employees;

         "WC'S SOLICITORS" means Messrs. Baker & McKenzie, BCE Place, 181 Bay Street, Suite 2100, P.O. Box 874, Toronto, Ontario, M5J 2T3; and

         "WOODHEAD SHARES" means shares of common stock, U.S. $1.00 par value, of Woodhead which are listed and posted for trading on NASDAQ.

1.1.1 INTERPRETATION: The following provisions shall be applicable to and shall govern the interpretation of this Agreement, including any recitals hereto and any Schedules hereto annexed.

1.1.2 SUBDIVISIONS: The subdivisions in this Agreement are called in descending order "articles" "sections, "subsections", "paragraphs", "subparagraphs", "clauses" and "subclauses" and all references in this Agreement to designated subdivisions are references to designated subdivisions of this Agreement.


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                                      -10-

1.1.3 HEREIN AND HEREUNDER: The words "herein", "hereunder", and other words of similar import refer to this Agreement as a whole and not to any particular subdivision. References to Schedules and Exhibits are references to the Schedules and Exhibits attached to and forming part of this Agreement, unless the context otherwise requires.

1.1.4 HEADINGS:The headings used in this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

1.1.5 INCLUDING- NON-LIMITING LANGUAGE: The word "including" when following any general statement, term or matter shall not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or similar items or matters whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

1.1.6 SST'S KNOWLEDGE: In this Agreement, the phrase "to the best of SST's knowledge" or "to SST's knowledge" shall mean any matter which is or which might reasonably be expected to be in the actual knowledge of the executive officers of SST either before or after their due and diligent enquiry.

1.1.7 GENDER AND NUMBER: Words importing the singular number only shall include the plural and vice versa; words importing gender shall include all genders, and words importing any particular type of Person, including individuals, shall include all Persons.

1.1.8 CALCULATION OF TIME: Unless otherwise specifically provided herein, in calculating the period of time from a reference day within, prior to or following which any act is to be done or step is to be taken pursuant to this Agreement, the period of time shall not include such reference day.

1.1.9 PERFORMANCE ON NON-BUSINESS DAYS: If anything is required to be done or any action is required to be taken hereunder on or by a day which is not a Business Day, then such thing may be validly done and such action may be validly taken on or by the next day that is a Business Day.

1.1.10 ACCOUNTING TERMS: All accounting terms used herein and not otherwise defined shall have the meanings assigned to them in accordance with Generally Accepted Accounting Principles.

1.1.11 CURRENCY: All statements of or references to dollar amounts in this Agreement, unless otherwise specifically indicated, shall mean lawful money of Canada.


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                                      -11-


1.1.12 APPLICABLE LAW: This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein, including its conflict of law rules. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the Province of Ontario and covenants to appear before such courts.

1.1.13 ENTIRE AGREEMENT, WAIVER: This Agreement, together with the agreements and other documents delivered pursuant hereto or in respect of the transaction contemplated hereby, including without limitation any officer's certificates, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to constitute or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.1.14 NO MERGER: Each party hereby agrees that all provisions of this Agreement, other than the conditions precedent in Articles 7 and 8 shall survive the execution and delivery of this Agreement for the periods of time and subject to any limitations contained herein.

1.1.15 SEVERABILITY: If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

1.1.16 TIME OF ESSENCE: Unless otherwise specifically provided herein, time shall be of the essence of this Agreement and each and all of its provisions.

1.1.17 SCHEDULES: The following are the Schedules attached to and incorporated in this Agreement by reference, which Schedules are deemed to be part of this Agreement:

                  Schedule 2.1      -       March 31st Asset List
                  Schedule 2.1(h)   -       Realty Leases and Default/Breach
                  Schedule 2.2(A)   -       Excluded Assets
                  Schedule 2.2(B)   -       Excluded Contracts


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                                      -12-

                  Schedule 2.4      -       Allocation of Purchase Price
                  Schedule 4.1.5    -       Location of Operations and Assets
                  Schedule 4.3.1    -       Permitted Encumbrances
                  Schedule 4.4.2    -       Fixed Assets Not Located at the
                                              Premises
                  Schedule 4.6.1    -       Litigation
                  Schedule 4.7.1    -       Permits
                  Schedule 4.8.1    -       Employees
                  Schedule 4.8.3    -       Exceptions to Labour Matters in
                                              Section 4.8.3
                  Schedule 4.8.4    -       Employment Contracts
                  Schedule 4.9.1    -       Plans
                  Schedule 4.10.5   -       Storage Tanks
                  Schedule 4.11.1   -       Material Contracts
                  Schedule 4.11.4   -       Related Party Contracts
                  Schedule 4.12.1   -       Actions Affecting the Business
                  Schedule 4.12.2   -       Actions by SST
                  Schedule 4.13.1(a)-       Exceptions to Copyright and
                                              Trademark Status
                  Schedule 4.13.2(b)-       Exceptions to Patent Status
                  Schedule 4.13.3   -       Trade Secrets
                  Schedule 4.13.5   -       The Product
                  Schedule 4.13.6   -       Defects and Use of Products
                  Schedule 4.13.7   -       Year 2000 Criteria
                  Schedule 4.13.8   -       Other Software
                  Schedule 7.1.11   -       Key Employees

All parties acknowledge and agree that the schedules as attached hereto may require some revision and authorize WC's Solicitors (upon agreement with SST's Solicitors) to attach final revised schedules to this Asset Purchase Agreement as soon as same are completed.

1.1.18 EXHIBITS: The following are the Exhibits attached to and incorporated in this Agreement by reference, which Exhibits are deemed to be part of this Agreement:

                  Exhibit 7.1.8     -       Opinion of SST's Solicitors
                  Exhibit 7.1.9     -       Non-Competition and Confidentiality
                                              Agreement
                  Exhibit 8.1.3     -       Opinion of WC and Woodhead's
                                              Solicitors
                  Exhibit 8.1.4     -       Service, Consulting and Licensing
                                              Agreements

All parties acknowledge and agree that the forms of exhibits as attached hereto remain subject to negotiation.


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                                      -13-

                                    ARTICLE 2

                    PURCHASE AND SALE OF THE PURCHASED ASSETS

2.1 PURCHASE Subject to the terms and conditions of this Agreement, on the Effective Date and with effect from the Effective Time, SST shall sell, transfer or assign, as the case may be, to WC, and WC shall purchase from SST, the Product and the assets owned by SST (including Contracts) and used by it in the Business as listed on the March 31st Asset List and attached hereto as Schedule 2.1 plus any additions and less any deletions resulting from operations in the Ordinary Course from April 1, 1998 to and including the Effective Date (such assets to be purchased and sold hereunder being referred to herein as the "Purchased Assets"). Without limiting the foregoing, the Purchased Assets include:

                  (1) FIXED ASSETS AND EQUIPMENT. The fixed assets listed on Schedule 2.1, including without limitation machinery, equipment, tools, office equipment, furniture and fixtures, vehicles and other items of personal property, together with all replacements, improvements and additions thereto (collectively the "Fixed Assets"), whether located on or in any of SST's premises or elsewhere;

                  (2) BOOKS AND RECORDS. Copies of all business and financial records (regardless of how recorded) including without limitation all customer and supplier lists and records, all operating manuals, all supplies and sundry items, including telephone numbers, keys and lock combinations, specifications and other documentation and all information used or required to conduct the Business with the original business and financial records lodged in a secure location and available to both parties during normal business hours;

                  (3) PERSONNEL RECORDS. Copies of all personnel and payroll records relating to all Assumed Employees with the original personnel and payroll records lodged in a secure location and available to both parties during normal business hours;

                  (4) PREPAYMENTS. The full benefit of all prepaid expenses, deposits and other credits relating to the Business provided same are for the ongoing benefit of the Business and reflected on the March 31st Asset List;

                  (5) GOODWILL. All goodwill of or attributable to the Business including SST's rights to the names "SST", "SSTechnologies" and the web site located at "www.sstech.on.ca" and any variations thereof, whether registered or unregistered and wherever registered;

                  (6) RIGHTS AS SUCCESSOR TO SST. The exclusive right to represent WC as carrying on the Business as successor to SST;

                  (7) WARRANTY RIGHTS. All of SST's warranty rights against manufacturers or suppliers relating to any of the Purchased Assets; and

                  (8) LEASED REAL PROPERTY AND LEASEHOLD IMPROVEMENTS. All right, title and interest of SST in and to the Realty Leases (all of which are described on Schedule 2.1(h)), including, without limitation, all prepaid rent, tenant allowances and security deposits thereunder and all leasehold improvements owned by SST and forming part of the leased Real Property.

2.2 EXCLUDED ASSETS AND EXCLUDED CONTRACTS: For the sake of clarity, the parties acknowledge and agree that SST shall not sell, and WC shall not purchase the assets listed on Schedule 2.2A (collectively the "Excluded Assets") and WC shall not assume any of the contracts listed on Schedule 2.2B (collectively the "Excluded Contracts") nor any of the obligations or liabilities relating thereto.

2.3      PURCHASE PRICE:

         The purchase price for the Purchased Assets (the "Purchase Price") shall be approximately $51,491,342.00. The foregoing estimate is based upon a price of $51,399,122.00 for the Purchased Assets as at March 31, 1998 plus a net adjustment of $92,220.00 for additions, deletions and accrued depreciation for the period April 1, 1998 to and including the Effective Date.

2.4      PAYMENT OF THE PURCHASE PRICE:

         The Purchase Price will be paid at the time of Closing:

(1) by the issuance of Woodhead Shares. SST and WC have agreed that, as part of the Purchase Price, SST will receive 400,000 Woodhead Shares. In order to determine the subscription amount for each Woodhead Share (the "Subscription Price"), the Parties have agreed on the following formula:

                  1. The daily volume weighted average of the trading price for a share of Woodhead common stock as reported on the Nasdaq National Market (as reported in the Wall Street Journal, Midwest edition) for the most recent fifteen (15) days that such shares have traded ending on the trading day two (2) days prior to the Closing Date will be determined (the "Average Trading Price");

                  2. Once such Average Trading Price is determined and provided such trading price is not greater than US $22.00 (the "Upper Limit") or less than US $15.00 (the "Lower Limit"), then such Average Trading Price shall be the

                           Subscription Price for the purpose of establishing how much of the Purchase Price is represented by the subscription for the 400,000 Woodhead Shares;

                  3. If the Average Trading Price exceeds the Upper Limit, SST may, but is not required to, terminate this agreement unless WC elects to accept the Upper Limit as the Subscription Price by adjusting the cash component of the Purchase Price accordingly;

                  4. If the Average Trading Price is less than the Lower Limit, then WC may, but is not required to, terminate this agreement unless SST elects to accept the Lower Limit as the Subscription Price by adjusting the cash component of the Purchase Price accordingly.

         (2) the balance of the Purchase Price will be paid by certified cheque or bank wire transfer.

2.4.2 ALLOCATION OF PURCHASE PRICE: WC and SST shall allocate the Purchase Price to the Purchased Assets based on their fair market value and as provided on Schedule 2.4. WC and SST agree to co-operate post-Closing to further allocate the Purchase Price against the Purchased Assets for the purposes of calculating any provincial sales Taxes on the same.

2.5 TIME AND PLACE OF CLOSING: The completion of the purchase and sale of the Purchased Assets contemplated by this Agreement (the "Closing") shall take place at the offices of WC's Solicitors at the Time of Closing on the Closing Date.

2.6 NON-ASSIGNABLE CONTRACTS: This Agreement and any document delivered hereunder shall not constitute an assignment or an attempted assignment of any Contract or Realty Lease contemplated to be assigned to WC hereunder and not assignable without the consent of a third party if such consent has not been obtained and such assignment or attempted assignment would constitute a breach thereof. To the extent that any of the foregoing items (e.g. Allen Bradley) are not assignable by the terms thereof or where consents to the assignment thereof cannot be obtained for Closing as herein provided, then in the event this Agreement contemplates that such consent will not be obtained or WC waives any such consent as a condition of Closing and this transaction closes, such items shall be held by SST in trust for WC and the covenants and obligations thereunder shall be performed by WC in the name of SST and all benefits and obligations existing thereunder shall be for the account of WC. SST shall take or cause to be taken such action in its name or otherwise as WC may reasonably require so as to provide WC with the benefits thereof. Upon Closing, SST authorizes WC, at WC's expense, to perform all of SST's obligations under the foregoing items.

                                    ARTICLE 3

                            ASSUMPTION OF LIABILITIES


3.1      ASSUMED LIABILITIES

         On the Effective Date, WC shall assume, pay and perform in accordance with their respective terms those liabilities and obligations of SST (collectively, the "Assumed Liabilities") under the Contracts (other than the Excluded Contracts) and Realty Leases arising from and after the Effective Date.

3.2      EXCLUDED LIABILITIES

         Save and except for the Assumed Liabilities, WC shall not assume, nor shall it have any liability or obligation whatsoever with respect to any other liabilities or obligations of SST, whether accrued, absolute, contingent or otherwise and whether due or to become due (collectively the "Excluded Liabilities").


ARTICLE I

            REPRESENTATIONS AND WARRANTIES OF SST AND SST'S GUARANTOR

         SST hereby represents and warrants to and in favour of WC as follows and acknowledges that WC is relying upon such representations and warranties in connection with the purchase of the Purchased Assets:

3.3      CORPORATE STATUS AND AUTHORITY

3.3.1 INCORPORATION, ORGANIZATION, STATUS: SST is a corporation incorporated, organized and in existence under the laws of the province of Ontario.

3.3.2 POWER AND AUTHORITY: SST has all requisite power and authority and is duly qualified to own or lease the Purchased Assets and to carry on the Business in all jurisdictions in which it owns or leases properties used in the Business and has the corporate power and capacity to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by SST of this Agreement and the consummation of all transactions contemplated hereby have been duly and validly authorized by SST.

3.3.3 VALID AND BINDING: This Agreement has been duly and validly executed and delivered by SST and constitutes a valid and binding agreement of SST, enforceable against SST in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors rights generally and to general principles of equity.

3.3.4 RESIDENCE: SST is not a non-resident of Canada within the meaning of that term contained in the ITA.

3.3.5 OPERATIONS AND ASSETS: Schedule 4.1.5 lists each jurisdiction in which SST has assets or Employees or in which SST carries on the Business.

3.4      THE FINANCIAL CONDITION OF THE BUSINESS:

3.4.1 FINANCIAL BOOKS AND RECORDS: The books and records of SST accurately set out and disclose in all material respects the financial condition of the Business. All financial transactions of SST with respect to the Business have been accurately recorded in all material respects in such books and records. Such books and records together with all disclosures made in this Agreement or in the schedules hereto, present fairly in all material respects the financial condition and the revenues, expenses and results of the operations of the Business as of and to the date of such disclosures.

         No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

3.4.2 ASSET LIST: The March 31st Asset List is true and complete in all material respects.

3.4.3 NO LIABILITIES: Except for the Assumed Liabilities, there are no liabilities (contingent or otherwise) of SST of any kind whatsoever in respect of which WC may become liable hereunder.

3.5      TITLE TO THE PURCHASED ASSETS:

3.5.1 TITLE: All of the Purchased Assets are owned solely by SST with good and marketable title thereto, free and clear of all Encumbrances except for Permitted Encumbrances, and to the extent not so owned are either leased or licensed, in each case free and clear of all Encumbrances other than Permitted Encumbrances. Schedule 4.3.1 contains a true and complete list and description of all Permitted Encumbrances. Without limiting the foregoing, to the best of SST's knowledge, SST's Intellectual Property rights are valid and enforceable.

3.5.2 NO RIGHTS TO ACQUIRE PURCHASED ASSETS: There are no agreements, options or other rights pursuant to which SST is, or may become, obligated to sell any of the Purchased Assets to any person other than WC except for the sale of Products in the Ordinary Course.

3.5.3 EXISTENCE OF PROPERTY AND ASSETS: Each of the properties and assets referred to in the March 31st Asset List was in existence and owned by SST as at the date of such statement.

3.5.4 USE OF PROPERTY AND ASSETS: The uses to which the Purchased Assets are being put in the conduct of the Business, and the conduct of the Business itself, are not in breach of any Law which could result in a Material Adverse Effect on the Business, and SST has the full right, power and authority to use the Purchased Assets for all operations conducted by it in respect of the Business.

3.6      ASSETS:

3.6.1 PREPAID EXPENSES: Prepaid expenses included in the accounts of SST in respect of the Business have been paid in the Ordinary Course on account of obligations arising in the Ordinary Course and are reasonable in amount and duration.

3.6.2 FIXED ASSETS: To the best of SST's knowledge, all Fixed Assets are used and operated in conformity with all applicable Laws and are in good condition, repair and working order, having regard to the age and usage thereof, normal wear and tear excepted. Except as noted on
         Schedule 4.4.2, all Fixed Assets are located at the Premises.

3.6.3 LEASED FIXED ASSETS: Other than vehicles under lease which have not been replaced in the Ordinary Course, all leased vehicles are in good condition, repair and working order, having regard to the age and usage thereof, normal wear and tear excepted.

3.6.4    REAL PROPERTY:

         (1) Owned Real Property - There is no real property owned by SST and used in the Business.

         (2) Leased Real Property - Schedule 2.1(h) sets forth a true and complete description of all leases of Real Property used in the Business and all amendments and renewals thereof, to which SST is a party or otherwise bound. True and complete copies of all such leases have been provided to WC. All such leases are in full force and effect, have not been further amended and are valid, binding leases enforceable by SST. All such leases may be validly and properly assigned to WC or the premises or any part thereof leased pursuant to such leases may be subleased by SST to WC subject in each case to the terms and conditions of such leases and to the receipt of all consents thereunder. All rental and other payments required to be paid by SST pursuant to such leases have been duly paid and SST is not in default or in breach of any material term or provision of any such lease nor has any event occurred which with the giving of notice or the lapse of time or both could constitute such a default or breach except as disclosed in Schedule 2.1(h). To the best of SST's knowledge, no landlord or lessor, is in default or breach of any material term or provision of any of such leases.

         (3) Title to Real Property/No Encumbrances - All interests held by SST as lessee under leases of Real Property are free and clear of any and all Encumbrances other than Permitted Encumbrances.

         (4) No Condemnation: Neither the whole nor any portion of any Real Property, including all buildings and fixtures, occupied by SST with respect to the Business has been condemned, requisitioned, expropriated or otherwise taken by any public authority and SST does not know nor does it have any grounds to believe that any such condemnation, requisition, expropriation or taking is threatened or contemplated.

         (5) No Violation: To the best of SST's knowledge, none of the Real Property, including all buildings and fixtures, occupied or operated by SST with respect to the Business, or the occupancy or operation thereof, is in violation of any Law so as to constitute a Material Adverse Effect and no notice from any governmental body, municipality or other Person has been served upon SST or upon any property, occupied or operated by SST in respect of the Business claiming any violation of any Law or requiring, or calling attention to the need for, any work, repair, construction, alteration, installation or improvement on or in connection with the said property.

         (6) Status of Property: The use by SST of the Real Property is not in breach of any building, zoning or other Laws so as to constitute a Material Adverse Effect, and SST has adequate rights of ingress and egress to and from the Real Property for the operation of the Business in the Ordinary Course and, specifically:

                  (1) no alteration, repair, improvement or other work that has not been completed has been ordered, directed or requested in writing by any competent Governmental Authority to be done in respect of the Real Property or any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works;

                  (2) all accounts for work and services performed and materials furnished in respect of the Real Property at the request of SST have been paid and no Person is entitled to claim a lien under the Construction Lien Act (Ontario) and similar Laws against the Real Property or any part thereof, other than for current accounts in respect of which the due date has not yet passed; and;

                  (3) there is nothing owing by SST in respect of the Real Property to any municipal corporation, or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the due date has not yet passed and any immaterial amounts subject to bona fide dispute.

         (7) Work Orders and Deficiencies: There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices verbal or written relevant to the Real Property, the other Purchased Assets or the Business which have been issued by any police or fire department, sanitation, environment, labour, health or other Governmental Authority. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices.

         (8) Plants, Facilities and Equipment: To the best of SST's knowledge, the buildings, fixtures and structures comprising the Real
             Property are free of any structural defect having regard to the age and usage thereof. To the best of SST's knowledge, the heating, ventilating, plumbing, drainage, electrical and air conditioning systems and all other systems used in the Real Property leased by SST and all machinery, equipment, tools, furniture, furnishings and materials used in the Business are in good working order, fully operational and free of any defect, having regard to age and usage thereof, except for normal wear and tear. To the best of SST's knowledge, such buildings, fixtures and structures are located completely within the boundaries of the Real Property save and except for deficiencies in this regard that will not have a Material Adverse Effect on the ability to grant a security interest in the subject Real Property, or which will not have a Material Adverse Effect on the ability of WC to operate its business from the subject Real Property on substantially the same basis as such Real Property was used by SST preceding the Effective Date.

         (9) Leases: Except as identified on Schedule 2.1(h) there are no leases, subleases, licenses, concessions or other agreements, written or oral whereby SST has granted any Person the right to use or occupy any parcel of Real Property or any portion or interest thereof.

        (10) Options: There are no outstanding options or rights of first refusal to purchase any parcel of Real Property or any portion thereof or interest therein except as are contained in the Realty Leases.

3.7      TAX:

3.7.1 PAYMENT AND PROPER PROVISION: SST has paid, and collected and remitted as applicable, in full when due all Tax payable (including payments required to be made by instalment) by it at any time prior to the date of this Agreement which might result in an Encumbrance against the Purchased Assets, other than the Permitted Encumbrances.

3.7.2 NO ACTIONS: There are no actions, suits, proceedings, investigations or claims now pending, threatened in writing or, to the best of SST's knowledge, threatened verbally or contemplated against SST in respect of any Tax, governmental charges, assessments or reassessments or any matters under discussion with any governmental authority relating to any Tax, governmental charges, assessments or reassessment or any claims for additional Tax, governmental charges, assessments or reassessments asserted by any such authority which would result in an Encumbrance.

3.7.3 WITHHOLDING: SST has withheld all amounts required by Law to be withheld from payments made by it with respect to the Business and Employees, including without limitation, those with respect to Employee's income tax withholdings, Canada Pension Plan contributions and Unemployment or Employment Insurance premiums and remittances, and has remitted such amounts to the appropriate authorities within the times required by Law.

3.8      LEGAL PROCEEDINGS:

3.8.1 NO ACTIONS: Except as set forth in Schedule 4.6.1, there are no actions, suits, proceedings, litigation, investigations, inquiries, grievances, complaints, arbitration proceedings or outstanding claims or demands, obtained, instituted, pending or, to the best of SST's knowledge threatened, as the case may be, and there is no fact or facts existing which could give rise to any, or form the basis for any of the foregoing, affecting or against:

         (1) the Purchased Assets or SST's right to dispose of the Purchased Assets; or

         (2) the Business or SST in respect of the Business,

         at law or in equity or of, by or before any federal, provincial, state, territorial or municipal court, department, agency, commission, board, bureau or instrumentality, whether domestic, foreign, civil, quasi-criminal, criminal or otherwise.

3.9      LICENCES, REGISTRATIONS AND PERMITS:

3.9.1 PERMITS: Schedule 4.7.1 describes all of the Permits, in general terms. The Permits described in Schedule 4.7.1 are held by SST and they are the only governmental authorizations, licences, registrations or permits, used in or necessary for the conduct of the Business. All of the Permits are in full force and effect and no suspension or cancellation of any of them is threatened in writing nor, to the best of SST's knowledge, threatened verbally, nor are any parts thereof subject to loss by reason of dormancy or non-use. No claims have been made by any Person relating to the Permits, to the best of SST's knowledge no such claim is contemplated by any Person, nor does there exist any basis for any such claim.

3.10     EMPLOYEES

3.10.1 EMPLOYEES: Set forth in Schedule 4.8.1 are the names and titles of all Employees of SST who perform services on a full or part time basis and who are currently actively employed in the Business, together with particulars of their salary, bonuses, commissions, positions held, location of employment, age and start date with SST and if absent on pregnancy, parental, maternity or adoption leave, education and training leave or any other statutory leave of absence, or absent and in receipt of workers' compensation or workplace safety and insurance benefits or short or long term disability benefits. Where a written contract exists for such Employee, same is indicated on Schedule 4.8.1.

3.10.2   SST is not a party to, or bound by, any Collective Agreement.

3.10.3   Except to the extent set forth in Schedule 4.8.3:

         (1) no Union claims to represent the Employees or has been certified as bargaining agent for such Employees;

         (2) SST does not have any knowledge of any current Union organizing activities among its Employees, nor does any question concerning representation exist concerning such Employees. There are no applications for certification or any other proceedings in which a Union is claiming or seeking exclusive authority to bargain collectively for any Employees threatened, outstanding or pending against or affecting SST, nor have there been any such activities within the past 3 years;

         (3) there is no unfair labour practice charge or complaint threatened, outstanding, or pending against or affecting SST;

         (4) there is no Labour Disturbance threatened, outstanding or pending, against or affecting the Business, none of the Employees is currently engaged in a Labour Disturbance or is in a position to commence a Labour Disturbance and there has not been any Labour Disturbance during the past 3 years;

         (5) neither SST nor any person acting on behalf of or as a bargaining agent for SST, has received or sent notice to commence collective bargaining for the purposes of bargaining a Collective Agreement, nor agreed to conduct collective bargaining with any Union;

         (6) no Employee is on permanent or temporary lay off, leave of absence for any reason, jury duty or off work receiving workers' compensation benefits or insurance, short term disability or long term disability benefits, and no such Employee is entitled to any special consideration under any agreement with SST;

         (7) there are no written personnel policies, rules or procedures applicable to employees of SST, true and correct copies of which have heretofore been delivered to WC;

         (8) SST has at all times been in compliance with all obligations under all Employment Laws; SST is not liable for any assessments, penalties or other sums for failure to comply with any Employment Laws;

         (9) there are no Claims threatened, outstanding or pending against SST under any Employment Laws. A summary of current and historic Claims filed under any Employment Law for the past 3 years prior to the date of this Agreement is included in
             Schedule 4.8.3;

        (10) SST has not received notice of the intent of any federal, provincial or local agency responsible for the enforcement of Employment Laws to conduct an investigation with respect to or relating to SST and no such investigation is in progress;

        (11) SST has prepared and posted a pay equity plan and amended for proportional value as required under the Pay Equity Act and any regulations thereunder and has made all required pay equity adjustments in accordance with its Plan and the Pay Equity Act and any regulations thereunder;

        (12) no Claim with respect to or relating to SST is outstanding, pending, threatened against or affecting SST before any human rights commission or tribunal or any other agency responsible for the prevention of discriminatory or unlawful employment practices;

        (13) there are no Claims threatened, outstanding or pending against or affecting SST in any forum by or on behalf of any Employee, any applicant for employment or classes of the foregoing alleging breach of any actual, express or implied contract of employment, any Employment Laws, wrongful dismissal or any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

        (14) no Employee has suffered any illness, disease, injury or death as a result of his or her employment in the Business. The Business is and always has been carried on in accordance with all occupational health and safety laws;

        (15) all current employer contributions, assessments and filings, including but not limited to, experience rating surcharges and Workwell surcharges, payroll premiums, non-compliance charges, contributions, or any other amounts under the Workplace Safety and Insurance Act and the equivalent legislation in other jurisdictions in relation to the Business have been paid, accrued or filed by SST. SST has not been subject to any special or penalty assessment or surcharge, including but not limited to, experience rating surcharges and Workwell surcharges under such legislation, and there are no circumstances that would permit or result in a special or penalty assessment or surcharge under such legislation or the applicable experience rating plan or program;

        (16) SST has no liability of any kind to any Assumed Employee, except for compensation or remuneration and benefits payable to such Assumed Employee or to which such Assumed Employee may be entitled, in the Ordinary Course. Except as noted on
             Schedule 4.8.3, there are no outstanding loans or advances made or granted by SST to any Assumed Employee;

        (17) other than common law and statutory rights arising in the Ordinary Course, the consummation of the transactions contemplated by this Agreement will not cause or result in the termination of employment of any Assumed Employees and will not entitle any Assumed Employee to pay in lieu of notice of termination, termination pay, severance pay, retiring allowance, retirement benefit or any other payment under any written or oral agreement with SST, including any Collective Agreement; and

        (18) all obligations of SST, whether arising by operation of law, contract, past custom or otherwise, for wages, salaries, remuneration, compensation bonuses, commissions, vacation and holiday pay, sick pay or leave, termination or severance pay or pay in lieu of notice of termination, and any other form of compensation payable to any Employee in respect of the services rendered by any of them, have been paid when due.

3.10.4 Except as set forth in Schedule 4.8.4 there are no written employment agreements or contracts, services, agency or consulting agreements, bonus arrangements, or termination or severance agreements with any employees of SST or any independent contractors or outside vendors ("Employment Contracts"). All of the written employment agreements or contracts, services, agency or consulting agreements, bonus arrangements, or termination or severance agreements with Assumed Employees or any independent contractors or outside vendors are enforceable in accordance with their terms and are listed and summarized in Schedule 3.8.4 and SST has provided WC with a true and correct copy of each such agreement, contract or arrangement. There are no oral employment agreements or contracts with any Assumed Employee which are not terminable by SST upon providing that period of notice (or at SST's option pay in lieu of notice) required by the applicable Law or by providing reasonable notice at common law.

3.11     EMPLOYEE BENEFITS:

3.11.1 PLANS: Schedule 4.9.1 contains a true and complete list of all of the Plans. Except as disclosed on Schedule 4.9.1, there exists no formal plan or commitment, whether legally binding or not, to create any additional Plan or to change any existing Plan that would affect any Employees or their dependents or beneficiaries.

3.11.2 COPIES OF THE PLANS: SST has delivered to WC true and complete copies of each of the following documents:

         (1) each of the written Plans, as amended as of the date hereof, and a description of each unwritten Plan;

         (2) most recent description of each of the Plans that has been provided to Employees, and any and all such other descriptive materials provided to Employees including employee booklets;

         (3) any trust agreement, insurance contract or policy, or other funding or related agreement in relation to each Plan;

         (4) the most recent actuarial report filed in respect of any Pension Plan;

         (5) the most recent funding, financial or information return or statement in respect of any Plan; and

         (6) all professional opinions and material correspondence, including internal memoranda, relating to the Plans.

3.11.3 NO ACTIONS OR VIOLATIONS: There are no outstanding complaints, actions, suits, investigations, proceedings, grievances, arbitrations, or claims pending or threatened in writing or, to the best of SST's knowledge, threatened verbally by any Person relating to any of the Plans. All obligations regarding the Plans have been satisfied in all material respects, and there are no outstanding material defaults or violations by any Person relating to any Plan, and no Tax is owing or exigible under any of the Plans. SST has not nor has any administrator or fiduciary of any Plan, nor any agent or employee of any of the foregoing, taken any action, or failed to take any action, that would subject SST or any other Person to any liability for any Tax or for a breach of any statutory or fiduciary duty with respect to or in connection with any Plan.

3.11.4 OPERATION IN ACCORDANCE WITH LAW: Each of the Plans and the funds established thereunder has been established, operated, administered, and invested in all material respects in accordance with its terms and with the requirements of all applicable Laws and each of the

         Plans has been duly registered where required by, and is in good standing under, such Laws. No fact or circumstance exists that could adversely affect the tax-exempt status of any Plan.

3.11.5 FULL PAYMENT: Full payment has been made in a timely fashion of all contributions, premiums or other amounts required to be paid or provided by any Person to or under the Plans in accordance with the terms of each of the Plans and applicable Laws and to the extent payment thereunder has accrued but is not yet due, same have been properly accrued by SST and reflected in its books and records.

3.11.6 NO IMPROPER WITHDRAWALS: There have been no improper withdrawals, applications or transfers of assets from any Plan or the trusts or other funding media relating thereto.

3.11.7 NO MULTI-EMPLOYER PLANS: None of the Plans is a multi-employer pension plan as defined in the ITA and any applicable Canadian pension legislation.

3.11.8 NO NOTIFICATION: No notification is required to be given to any regulatory authority having jurisdiction over any of the Plans with respect to the consummation of the transactions contemplated by this Agreement in relation to such Plans except as contemplated by
         Section 6.2.2.

3.11.9 NO POST-RETIREMENT BENEFITS: Except as disclosed on Schedule 4.9.1 or in the Plans, none of the Plans provides benefits to Employees beyond their retirement or termination of service, or to the beneficiaries or dependants of retired Employees.

3.11.10 PLAN PARTICIPANTS: Only Employees are eligible for participation in, and participate in, the Pension Plans known as the "Staff Pension Plan for Employees of S-S Technologies Inc. & Affiliated Companies".

3.12     ENVIRONMENTAL MATTERS:

         For the purposes of this section 4.10, "to the best of SST's knowledge" refers to the actual knowledge of the officers and key employees of SST without further inquiry:

3.12.1 The operation of the Business, the use, ownership, maintenance and operation of the Purchased Assets and the use of the Real Property by SST, and to the best of SST's knowledge prior owners, licensees, and other occupants, have been and are in compliance with all Environmental Laws and are not subject to any judicial, governmental, regulatory, or other investigations, inspections, proceedings or inquiries. SST, and to the best of SST's knowledge prior owners, licensees and other occupants, have complied with all reporting, monitoring and record keeping requirements under all Environmental Laws relevant to the Purchased Assets and the Real Property. SST has not received any notice of any non-compliance with any Environmental Laws relevant to the Purchased Assets or Real Property, and SST has not been convicted of an offence for non-compliance with any such Environmental Laws affecting the Purchased Assets or the Real Property or been fined or otherwise sentenced or settled such prosecution short of conviction.

3.12.2 There is no pending or written threat of or, to the best of SST's knowledge, verbal threat of any Environmental Claim against SST or against any prior owner, licensee or other occupant of the Purchased Assets or Real Property.

3.12.3 SST does not require any Environmental Permits to conduct the Businesses and to own, use, maintain and operate the Purchased Assets and the Real Property.

3.12.4 There are no Contaminants located on or in a Real Property, otherwise than in accordance with Environmental Laws and no Release of any Contaminant has occurred on or from a Real Property or has resulted from the operation of the Business, nor to the best of SST's knowledge, has there been a Release or alleged Release from a facility or real property owned or operated by any other person or entity, but with respect to which SST is alleged to have liability. SST has not used any of the Purchased Assets to produce, generate, store, handle, transport, or dispose of any Contaminant except as permitted, and in accordance with, any Environmental Laws, and none of the Properties has been or is being used by SST, and to the best of SST's knowledge prior owners, licensees, and other occupants as a landfill or waste disposal site.

3.12.5 Except as disclosed in Schedule 4.10.5, there are no underground or surface storage tanks located on or in any of the Real Property.

3.12.6 SST is not and there is no basis upon which SST could become responsible for any clean-up or corrective action relating to the Purchased Assets or Real Property under any Environmental Laws. Except for the Phase I Environmental Audit of the Premises to be delivered pursuant to this Agreement, SST, and to the best of SST's knowledge prior owners, licensees, and other occupants, have never conducted or caused to be conducted, either internally or externally, an environmental assessment or audit or study or occupational health and safety reports of any of the Real Property, nor is SST aware of any such assessments or reports having been conducted by or for any third party.

3.12.7 SST is not in breach of any Environmental Law applicable to the Purchased Assets or the Real Property in any jurisdiction in which the Purchased Assets or Real Property is located, or where SST's Business is carried on.

3.12.8 SST has delivered to WC true and complete copies of all written communications between SST and any Governmental Authority relating to compliance or non-compliance with any Environmental Laws.

3.13     CONTRACTS

3.13.1 LIST OF CONTRACTS: Schedule 4.11.1 hereto contains a true and complete list and description of all of the Contracts relating to the Business including without limitation, (other than Realty Leases, Excluded Contracts, Employment Contracts and Plans, which have been listed on Schedules 2.1(h), 2.2(B), 4.8.4 and 4.9.1 respectively):

         (1) all Contracts to which SST on the one hand, and any Affiliated Corporation, Associate of SST or Person of which SST is an Associate on the other hand, are parties or by which they are bound;

         (2) any Contract that involves significant outstanding obligations of SST to modify, enhance or otherwise improve or correct any aspects of the Product;

         (3) all contracts involving SST as licencee or licensor of the Product or Other Software;

         (4) any trial or beta test agreement;

         (5) all Contracts which create or constitute any Encumbrances against, or right of any third party with respect to, any of the Purchased Assets;

         (6) all Contracts by which SST leases equipment (other than standard non-computer office equipment) and all other leases of personal property involving SST as lessee or lessor with respect to the Business;

         (7) all Contracts relating to commission arrangements with others;

         (8) all Contracts with agents, representatives or consultants, independent or dependent contractors, or sales representatives of the Business;

         (9) all quotations, orders or tenders for any of the foregoing which remain open for acceptance; and

        (10) all conditional sale Contracts and all consignment inventory agreements.

3.13.2 VALID AND BINDING: All of the Contracts are in full force and effect, unamended, are valid, binding and enforceable and no breach or default exists in respect thereof on the part of any of the parties thereto nor has any event occurred which with the giving of notice or the passage of time, or both, could constitute such a breach or default.

3.13.3 PERFORMANCE BY SST: SST has fulfilled all obligations required to have been performed by it pursuant to each of the Contracts.

3.13.4 RELATED PARTY CONTRACTS: Except as set forth on Schedule 4.11.4 and other than the Excluded Contracts, SST is not party to any Contract with any Affiliated Corporation, Associate of SST or Person of which SST is an Associate which is to be assumed by WC hereunder and SST has no debts, liabilities or obligations of any kind or nature whatsoever due or to become due to or from any such Person, relating to or affecting the Business in any way.

3.15.5 PURCHASE COMMITMENTS: No purchase commitment of SST in respect of the Business is in excess of the requirements of the Business or at any excessive price.

3.15.6 CONSENTS REQUIRED: Schedule 4.11.1 and Schedule 2.1(h) list every Contract and every Realty Lease required to be disclosed in such Schedules respectively and identify those Contracts and Realty Leases which require the consent of another party thereto ("Consent") to the assignment thereof by SST to WC.

3.13.7 CONTINUED BUSINESS OF CUSTOMERS: No customer representing five (5)% or greater of the revenues of the Business in its last completed fiscal year has terminated or has advised a senior officer of SST that such customer is terminating, is intending to terminate, or has threatened to terminate its business relationship with the Business or, to the best of SST's knowledge, is planning to reduce its purchases of services in the next 12-month period.

3.13.8 CONTINUED SUPPLY: No supplier representing five percent (5%) or greater of the goods or services purchased by the Business in its last completed fiscal year has terminated or has advised a senior officer of SST that such supplier is terminating, is intending to terminate, or has threatened to terminate its business relationship with the Business or, to the best of SST's knowledge, is planning to reduce its supply of goods or services in the next 12-month period.

3.13.9 PARTNERSHIP OR JOINT VENTURES: SST is not, in relation to any part of the Business, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which SST agrees to carry on any part of the Business in such manner or by which SST agrees to share any revenue or profit of the Business with any other person.

3.13.10  INSURANCE COVERAGE

3.13.11 FULLY INSURED: The Purchased Assets are insured against loss or damage by all insurable hazards or risks on a full replacement cost basis.

3.13.12 NO DEFAULT: SST is not in default in any material respect with respect to any of the provisions contained in any insurance policy obtained by it and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion.

3.13.13 NO NOTICE: SST has not received any notice or other communication from any insurance company within the past three years cancelling or materially amending or materially increasing the annual or other premiums payable under any of the insurance policies relating to or affecting the Business, and no such cancellation, amendment or increase of premium is threatened which individually or in the aggregate would have a Material Adverse Effect.

3.14     ABSENCE OF CHANGES:

3.14.1 ACTIONS AFFECTING THE BUSINESS: Except as disclosed in Schedule 4.12.1, since March 31, 1998 there has not been:

         (1) any change in the operations, business, assets or financial condition of the Business, other than a change in the Ordinary Course, which has resulted or which will result in any Material Adverse Effect on the Business;

         (2) any damage, destruction or loss, or other event, development or condition of any material nature (whether or not covered by insurance) affecting the business, assets, properties or future prospects of the Business or its ability to be carried on as now carried on;

         (3) any termination of any material relationship or arrangement of SST with any customers of, or suppliers to the Business; and

         (4) any apparent, actual or, to the best of SST's knowledge, threatened union organizing or representation activities, Labour Disturbance, or, complaint, claim, proceeding, question, issue or matter regarding Labour Relations Matters under any Employment Laws, involving the Employees.

3.14.2 ACTIONS BY SST: Since March 31, 1998, except as disclosed in Schedule 4.12.2, SST has not:

         (1) transferred, assigned, sold, licensed or otherwise disposed of (or agreed to do any of the foregoing) any of the assets shown in the March 31st Asset List except in the Ordinary Course;

         (2) incurred or assumed any debt, obligation or liability with respect to the Business, whether absolute, accrued, contingent, due, to become due, or otherwise, except for Permitted Encumbrances and except unsecured current obligations and liabilities incurred in the Ordinary Course;

         (3) waived any rights of substantial value, or entered into any commitment or transaction not in the Ordinary Course where such loss, waiver, commitment or transaction is or would be material in relation to the Business;

         (4) made, promised or otherwise become committed to provide any increases in remuneration, commissions, compensation, bonuses or benefits, in respect of Employees and other than in the Ordinary Course;

         (5) failed to replenish the Business' inventories and supplies in the Ordinary Course or made any material purchase commitment with respect to the Business out of the Ordinary Course, or made any material change in the selling, pricing, advertising or personnel practices or policies of the Business;

         (6) made any material change in the manner of the billing procedures of the Business, or the credit terms made available to any of the Business' customers; or

         (7) made any write-down of the Business' assets other than in the Ordinary Course.

3.15     INTELLECTUAL PROPERTY:

3.15.1   COPYRIGHTS AND TRADE-MARKS; Except as set forth in Schedule 4.13.1(a):

         (1) SST has good and sole title to all copyrights in and to the Product, free and clear of any Encumbrances, and to the knowledge of SST such copyrights are not being challenged in any way;

         (2) the Product is an original work. No portion of the Product uses, copies or comprises the work of any third party, including without limitation, the structure, sequence and organization of any third party work, and no royalty or other consideration is due to any third party arising out of the creation, copying or distribution of the Product;

         (3) SST has obtained no copyright registrations and has made no application for such registration;

         (4) no person or entity has any right of renewal, reversion, or termination with respect to any copyrights owned by SST or any rights under such copyrights;

         (5) SST has no common law or registered trade-marks, trade-mark applications, service marks, service mark applications, trade names or industrial designs (design patents) related to the Product or any other products or services sold or licensed by it or which it otherwise uses in the conduct of its Business.

3.15.2   PATENTS. Except as set forth in Schedule 4.13.2(b):

         (1) SST does not own or use any patents or applications for patents that relate to or affect the Product or any other products sold or licensed by it or assets owned by it or used in the conduct of its Business; and

         (2) none of the Product or products sold or licensed by SST or other assets owned by SST or used in the conduct of its Business, and none of the Trade Secrets (nor any part thereof) comes within the scope of any claims included in any patent.

3.15.3 TRADE SECRETS. Except as set forth in Schedule 4.13.3, all of the Trade Secrets are embodied in the Product or Design Documentation, or other assets owned by SST and there is no other tangible expression of the Trade Secrets. Except as set forth in Schedule 4.13.3, SST has taken all reasonable security measures to protect the secrecy, confidentiality, and value of the Trade Secrets, and any other persons who have knowledge of or access to information relating to the Trade Secrets have been put on notice and, if appropriate, have entered into agreements that the Trade Secrets are proprietary to SST and are not to be divulged or misused. To the best of SST's knowledge, all of the Trade Secrets are not part of the public domain, and have not been used, divulged, or appropriated for the benefit of any persons other than SST or to the detriment of SST.

3.15.4 NO INFRINGEMENT. To the best of SST's knowledge, SST has not infringed, and is not infringing any trade-mark, service mark, or trade name of another person and SST has not infringed, and is not infringing, any copyright, patent, industrial design (design patent), Trade Secret or any other intellectual property of another person and there is no claim pending or threatened against SST with respect to any alleged infringement of any Intellectual Property or any other intellectual property owned by another person nor does the operation of the Business in the manner in which it has heretofore been operated (including the sale or licensing of the Product) give rise to any such infringement. Except for OMRON Corporation, SST has no knowledge that any person is infringing on any Intellectual Property.

3.15.5 PRODUCT. Schedule 4.13.5 contains a complete and accurate list and description of the Product. SST has good, sole, and marketable right, title, and interest in and to the Product (including the exclusive right to make, copy, sell, exploit, and provide to others the use of the Product and all derivative works thereof) free and clear of any Encumbrances and adverse rights of every kind, nature, and description. SST is in actual and sole possession of the complete source code of the Product and all Design Documentation. Schedule 4.13.5 lists all Software Authors. Included in Schedule 4.13.5 is a copy of an assignment of copyrights and waiver of moral rights from each Software Author who is or was an independent contractor to SST ("Independent Contractor"). All Software Authors other than independent contractors made his or her contribution to the Product within the scope of employment with SST, and was directed by SST to work on the Product. Except as disclosed in Schedule 4.13.5, the Product and every portion thereof are an original creation of SST and do not contain any source code or portions of source code (including any "canned program") created by any parties other than the Software Authors. SST has not, by any of its acts or omissions, or by acts or omissions of its affiliates, directors, officers, employees, agents, or representatives caused any of its proprietary rights in the Product, including copyrights, trade-marks, and Trade Secrets to be transferred, diminished, or adversely affected to any material extent. SST's use and development of the Product is not restricted by the moral rights of any Software Author.

3.15.6   NO DEFECTS AND USE OF PRODUCTS. Except as set forth in Schedule 4.13.6:

         (1) the Product functions substantially in accordance with the Design Documentation and SST is not aware of any "back door", "time bomb", "Trojan horse", "worm," "drop dead device," "virus" (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware, or data, or to perform any other similar type of functions with respect to the Product;

         (2) no person or entity other than SST has any interest of any kind or nature in or with respect to the Product, including the right to use, make, copy, sell, exploit and provide to others the use of, the Product and all derivative works thereof, and no government funding or university or college facilities were used in the development of the Product, and the Product was not developed pursuant to a contract with any person or entity, and no situation, matter, or agreement exists that would preclude WC from making any change to the Product or combining it with other software in any lawful manner; and

         (3) all copies of the Product contain appropriate copyright legends; SST has no knowledge that any third party is violating or has violated any of SST's proprietary rights in the Product or Trade Secrets; no third party has any interest in, or right to compensation from SST by reason of the use, exploitation, or sale of the Product; there are no restrictions on the ability of SST (or a successor or assignee of SST) to use or otherwise exploit the Product, and such use or exploitation does not and will not obligate SST (or any successor or assignee of SST including WC) to pay any royalty, fee, or other compensation to any person or entity; and SST has not received any notice and does not have any knowledge of any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

3.15.7 PRODUCT WARRANTIES AND REPRESENTATIONS. Any written representations or warranties made by SST to any of its customers with respect to the Product, including matters related to Year 2000 compliance, are true and correct and, no claims have been made by such customers in respect thereof. The Product is being Year 2000 tested on an ongoing basis pursuant to the criteria attached hereto as Schedule 4.13.7 and as of the Effective Date, the Product will pass the attached testing criteria.

3.15.8 OTHER SOFTWARE. Schedule 4.13.8 contains (i) a list of Other Software and (ii) a list of all restrictions on SST's right to use the Other Software. SST is not in violation of any license, sublicense or agreement with respect to the Other Software. The execution and delivery of this Agreement, and the consummation of this transaction, will not limit in any way SST's ability to use or provide the use to WC of the Other Software.

3.16     NO VIOLATION OR BREACH, VALIDITY, NOTIFICATION:

3.16.1 NO VIOLATION, BREACH OR CONFLICT: Except for the Approvals and any consents to assignment by SST of any Contract or Realty Lease, as provided for therein, the entering into of this Agreement and all other transactions contemplated by this Agreement by SST and the performance and compliance by SST with the terms hereof and the terms of all such other transactions will not:

         (1) result in any violation or breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or the by-laws of SST;

         (2) conflict with, violate or result in any breach of any of the terms, conditions or provisions of; constitute a default (including a default which would occur with the giving of notice or the passage of time, or both) under; result in the acceleration of any indebtedness under a performance required by; result in any right of termination of; result in any increase in any amounts payable under; result in any decrease in any amounts receivable under; or change any other rights pursuant to any Contract;

         (3) other than compliance with any applicable bulk sales legislation, result in any violation or breach of any Law; or

         (4) result in any violation or breach of any judgment, order, award or decree of any court or judicial or quasi-judicial tribunal or authority.

3.16.2 CONTRACTUAL AND REGULATORY APPROVALS: The value of the assets of SST and its Affiliates equals $20,805,000 and their gross revenues from sales in, from or into Canada, equals $36,000,000, each determined in accordance with the provisions of the Notifiable Transactions Regulations made pursuant to the Competition Act (Canada). The sales of SST and its Affiliates into the United States attributable to the Purchased Assets amounted to less than U.S.$25 million in SST's prior fiscal year.

         Except for the Realty Lease Consents listed on Schedule 2.1(h), and the consents to assign Contracts listed on Schedule 4.11.1, SST is not under any obligation, contractual or otherwise, to request or obtain the consent of any Person, and no permits, licences, certifications authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by SST:

         (1) in connection with the execution, delivery or performance by SST of this Agreement or the completion by SST of any of the transactions contemplated herein;

         (2) to avoid the loss of any permit, licence, certification or other authorization relating to the Business; or

         (3) in order that the authority of WC to carry on the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the Closing.

         Complete and correct copies of any agreements or permits or licences in respect of which SST is obligated to request or obtain any such consent have been made available by SST to WC.

3.16.3 RESTRICTIONS ON THE BUSINESS: SST is not a party to any agreement, indenture, mortgage, lease or instrument, or subject to any restriction in its respective constating documents or subject to any restriction imposed by regulatory authorities having jurisdiction over it or subject to any Law or to any writ, judgment, injunction or decree of any court or federal, provincial, municipal or other governmental department, commission board or instrumentality which might prevent or interfere with its use of the Purchased Assets or which may limit or restrict or otherwise have a Material Adverse Effect on the operations, properties, assets or financial condition of the Business, other than
         (i) statutory provisions and restrictions of general application to the Business; (ii) the requirement to obtain Approvals; and (iii) the requirement to obtain Consents.

3.16.4 COMPLIANCE WITH LAWS: The operation, conduct of the Business and the ownership of the Purchased Assets have at all times been in compliance with all Laws and all judgments, orders, decisions of any court, arbitrator or governmental authority in all material respects.

3.16.5 NO FEES OR COMMISSIONS: No person is entitled to any broker, finder, intermediary or financial advisory fee or other commission in respect of this Agreement or the transactions contemplated hereby, except for professional fees incurred by SST, such fees to be paid by SST as the case may be.

3.16.6 SUBSTANTIALLY ALL PROPERTY: WC, in completing the transactions contemplated by this Agreement is within the meaning of the Excise Tax Act (Canada), acquiring from SST ownership, possession, or use of all or substantially all of the property that can reasonably be regarded as being necessary for WC to be capable of carrying on the Business. On Closing,

         SST shall be duly registered for the purposes of the Excise Tax Act (Canada) and its GST business number is 132418112.

3.17     U.S. SECURITIES INVESTMENT REPRESENTATIONS:

3.17.1 SST has received and reviewed the Woodhead Annual Report to Shareholders for the fiscal years ended 1996 and 1997, the Woodhead Annual Report on Form 10-K for the periods ending September 28, 1996 and September 27, 1997 and Woodhead's Quarterly Reports on Form 10-Q filed since December 27, 1997 (collectively the "Public Reports").

3.17.2 SST or its representatives: (i) have been provided the opportunity to ask questions of and receive answers from Woodhead or their representatives, concerning the Woodhead Shares, the terms and conditions of the transactions contemplated hereby and the operations, business and financial condition of Woodhead, and all such questions have been answered to its full satisfaction and any information necessary to verify such responses have been made available to SST;
         (ii) have received such documents, materials and information as it deems necessary or appropriate for evaluation of the Woodhead Shares, and further confirms that SST has carefully read and understands these materials and have made such further investigation as was deemed appropriate to obtain additional information to verify the accuracy of such materials; (iii) confirm that the Woodhead Shares were not offered to it by any means of general solicitation or general advertising; and
         (iv) believe that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Woodhead Shares;

3.17.3 SST: (i) is acquiring the Woodhead Shares as principal for its own account, for investment purposes only, and not with a view towards the sale or other distribution thereof, in whole or in part; (ii) understand that the Woodhead Shares have not been and at the time of receipt by SST will not be, registered under the securities laws of any state of the United States, under the U.S. Securities Act of 1933, as amended (the "Securities Act") or the laws of any other jurisdiction and may not be offered, transferred or sold in the United States or to a U.S. Person (as defined in Regulation S of the Securities Act) or in Canada or to a Canadian person unless (A) such Woodhead Shares are registered under the Securities Act and under the applicable securities laws of any state of the United States and Woodhead has complied with the requirements of the Ontario Securities Act or (B) that exemptions from such registration requirements under the Securities Act and other applicable securities laws are available and exemptions from prospectus and registration requirements of applicable securities laws are available as confirmed by an opinion of counsel satisfactory to Woodhead; (iii) understand that the Woodhead Shares have not been, and at the time of receipt by SST will not be, approved or disapproved by the Commission or by any other federal, provincial or state agency;
         (iv) understand that (A) there are restrictions on the transferability of the Woodhead Shares; (B) except as otherwise provided herein, owners of Woodhead Shares have no right to require the Woodhead Shares to be registered under the Securities Act; and

         (C) it may not be possible for them to sell their Woodhead Shares and accordingly, they may have to hold the Woodhead Shares, and bear the economic risk of this investment for an extended period of time;

3.17.4 SST: (i) is a resident of Ontario and is not a U.S. Person (as defined in Regulation S of the Securities Act) and is not acquiring the Woodhead Shares for the account or benefit of any such U.S. Person;
         (ii) is executing this Agreement outside the United States; (iii) has received no offer to acquire and has made no offer to sell or transfer the Woodhead Shares or to any such U. S. person; and (iv) has made no offer or order to sell the Woodhead Shares in the United States.

3.18     DELIVERIES AND COPIES:

3.18.1 TRUE COPIES: All documents, agreements and other instruments delivered pursuant to this Agreement or annexed hereto as a Schedule or Exhibit are true, correct and complete copies of the originals thereof.

3.18.2 DELIVERIES: True, correct and complete copies of all instruments and documents listed, described or referred to in all the Schedules hereto, have been delivered to WC.

3.19     NO MISSTATEMENTS OR OMISSIONS DISCLOSURE:

3.19.1 NO MISSTATEMENTS: None of the representations, warranties and statements of fact made by or on behalf of SST in this Agreement contains any untrue statement of fact or omits to state any fact necessary to make any such representation, warranty or statement not misleading to a prospective purchaser of the Purchased Assets seeking full information as to SST, the Business and the Purchased Assets.

3.19.2 FULL DISCLOSURE: All information which is known to SST relating hereto and which has been disclosed to WC as required herein is true and accurate and complete in all respects, subject to any specific qualifications or disclosures contained herein. All disclosures herein are specific to the representation and warranty against which they are made.

3.20 RECISSION: In the event that on or at any time before Closing it becomes apparent to WC that SST is in breach of any of its representations and warranties or any other provision of this Agreement, WC may without any liability on its part rescind this Agreement by notice in writing to SST.

3.21     SURVIVAL OF SST'S AND SST'S GUARANTOR'S REPRESENTATIONS AND WARRANTIES:
         Each and every representation and warranty of SST and SST's Guarantor contained in this Agreement shall survive the Closing and shall continue and remain in full force and effect until the second anniversary of the Closing Date except:

3.21.1 PURCHASED ASSETS: any such representation or warranty relating to title to the Purchased Assets owned by SST, which shall survive indefinitely;

3.21.2 TAX: any such representation or warranty relating to Tax, which shall remain in full force and effect until the date which is 60 days after the expiration of all time periods provided for making any assessment or reassessment of Tax, interest or penalties, including all relevant appeal periods, for any and all taxation periods of SST completed on or prior to the Closing Date;

3.21.3 ENVIRONMENTAL - any such representation or warranty relating to environmental matters which shall remain in full force and effect until the date that all claims which could give rise to an environmental-related claim are barred by the applicable statutes of limitation; and

3.21.4 LABOUR - any such representation or warranty relating to Labour Relations Matters which shall remain in full force and effect until the date that all claims which could give rise to a Labour Relations Matter are barred by the applicable statutes of limitation, provided that, in each case, any claims with respect to any such representation or warranty which are asserted prior to such applicable expiration date shall survive indefinitely.

3.22 SST'S Guarantor hereby represents and warrants to and in favour of WC as follows and acknowledges that WC is relying upon such representations and warranties in connection with the purchase of the Purchased Assets:

3.22.1 INCORPORATION, ORGANIZATION, STATUS: SST's Guarantor is a corporation incorporated, organized, and in existence under the provincial laws of Ontario.

3.22.2 POWER AND AUTHORITY: SST's Guarantor has all requisite corporate power and capacity to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by SST's Guarantor of this Agreement and the consummation of all transactions contemplated hereby have been duly and validly authorized by SST's Guarantor.

3.22.3 VALID AND BINDING: This Agreement has been duly and validly executed and delivered by SST's Guarantor and constitutes a valid and binding agreement of SST's Guarantor, enforceable against SST's Guarantor in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors rights generally and to general principles of equity.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF WC AND WOODHEAD


4.1      REPRESENTATIONS AND WARRANTIES OF WC:

         WC hereby represents and warrants to and in favour of SST as follows and acknowledges that SST is relying upon such representations and warranties in connection with the sale of the Purchased Assets:

4.1.1 INCORPORATION, ORGANIZATION, STATUS: WC is a corporation incorporated, organized, and in existence under the provincial laws of Ontario.

4.1.2 POWER AND AUTHORITY: WC has all requisite corporate power and capacity to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by WC of this Agreement and the consummation of all transactions contemplated hereby have been duly and validly authorized by WC.

4.1.3 VALID AND BINDING: This Agreement has been duly and validly executed and delivered by WC and constitutes a valid and binding agreement of WC, enforceable against WC in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors rights generally and to general principles of equity.

4.1.4 SECURITIES LAWS: Assuming that the representations and warranties of SST contained in section 4.15 are true, the Woodhead Shares to be transferred as part of the Purchase Price will be transferred by WC to SST in compliance with all applicable United States and Canadian securities laws.

4.1.5 NO FEES OR COMMISSIONS: No person is entitled to any broker, finder or intermediary or financial advisory fee or other commission in respect of this Agreement or the transactions contemplated hereby, except for professional fees incurred by WC, such fees to be paid by WC as the case may be.

4.2      REPRESENTATIONS AND WARRANTIES OF WOODHEAD:

4.2.1 Woodhead hereby represents and warrants to and in favour of SST as follows and acknowledges that SST in relying upon such representations and warranties in connection with the sale of the Purchased Assets:

4.2.2 INCORPORATION, ORGANIZATION, STATUS: Woodhead is a corporation incorporated, organized, and in existence under the state laws of Delaware.

4.2.3 POWER AND AUTHORITY: Woodhead has all requisite corporate power and capacity to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Woodhead of this Agreement and the consummation of all transactions contemplated hereby have been duly and validly authorized by Woodhead.

4.2.4 VALID AND BINDING: This Agreement has been duly and validly executed and delivered by Woodhead and constitutes a valid and binding agreement of Woodhead, enforceable against Woodhead in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors rights generally and to general principles of equity.

4.2.5 WOODHEAD SHARES: The Woodhead Shares to be delivered as part of the Purchase Price, will be duly authorized, validly issued, fully paid and nonassessable. The Woodhead Shares will be issued to WC in compliance with all applicable United States and Canadian securities laws. Specifically, the Woodhead Shares will be issued in accordance with section 12 (g) of the Securities and Exchange Act of 1934 and Woodhead will file all applicable documents required to be filed thereunder within the twelve (12) months prior to the Closing Date.

4.2.6 PUBLIC REPORTS. Woodhead has delivered to SST the Public Reports listed in Section 4.15.1. As of their respective dates, none of the Public Reports contained any untrue statement of fact that could have a Material Adverse Effect to Woodhead or omitted any fact that was required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that any such statement or omission has been modified or superseded in a Public Report subsequently filed with the Commission or in any other document, report, release or statement that is publicly available and has been delivered to SST.

4.2.7 No notification or filing by WC or Woodhead is required pursuant to the terms of the Competition Act (Canada) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

4.2.8 Except as disclosed in Schedule 5.2.8, since the date of the last document delivered to SST pursuant to section 5.2.6, there has not been any change in the operations, business, assets or financial condition of Woodhead other than a change in the Ordinary Course, which has resulted or which will result in any Material Adverse Effect to Woodhead. For the purposes of this section 5.2.8 only, any change or fluctuation in the price of Woodhead common stock shall not constitute a Material Adverse Effect.

4.3      SURVIVAL OF WC'S AND WOODHEAD'S REPRESENTATIONS AND WARRANTIES

         Each and every representation and warranty of WC and Woodhead contained in this Agreement shall survive the Closing and shall continue and remain in full force and effect until the second anniversary of the Closing Date.

                                    ARTICLE 5

                         OTHER AGREEMENTS OF THE PARTIES

5.1      REAL PROPERTY LEASES

5.1.1 ASSIGNMENT, SUBLEASE: Contemporaneously with the Closing, SST shall execute and deliver to WC assignments or subleases of the leases of Real Property to be transferred to WC in form and substance acceptable to WC, acting reasonably.

5.1.2 CONSENTS:All subleases and assignments of leased Real Property shall be subject to all requisite Consents, which SST hereby agrees to use its best efforts to obtain on or before the Closing Date.

5.2      EMPLOYEES

5.2.1    Offer of Employment

         (1) WC shall make offers of employment to all of the Employees of SST on terms and conditions substantially similar to those presently enjoyed by those Employees who are actively employed as of the Effective Time on the Effective Date. The Key Employees shall be offered employment with WC pursuant to written employment agreements to be drafted by WC. Those Employees who are offered and accept employment with WC shall become employees of WC immediately following the Effective Date (the "Assumed Employees"). WC shall accord to each Assumed Employee service credit based on their period of service with SST and any predecessor for purposes of section 13(2) of the Employment Standards Act (Ontario).
             Nothing in this Agreement is intended to, nor does it confer, any rights and privileges upon any person not a party to this Agreement. SST shall use its reasonable efforts to ensure that all Assumed Employees accept such offers of employment, it being acknowledged by SST that the Key Employees' acceptance of employment with WC is a condition of Closing for the benefit for WC.

         (2) All items in respect of Assumed Employees which require adjustment including, without limiting the generality of the foregoing, premiums for Unemployment or Employment Insurance, applicable hospital or medical plans or employer health tax, Union dues, Canada Pension Plan contributions, accrued wages, salaries, commissions, bonuses, vacation pay or other employee benefits shall be adjusted to the Effective Date.

         (3) SST shall be responsible for all Claims by or on behalf of persons who at or prior to the Effective Time on the Effective Date are or were Employees of SST, whether such liabilities, obligations or costs are asserted by or after the Effective Date, in respect of:

             (i)      any  Labour Relations Matter;

             (ii)     any Labour Disturbance; and

             (iii) any severance pay, accrued vacation pay, accrued sick leave and accrued personal days and any other similar obligations (the "Termination Costs") relating to the termination of such Employee's employment, or any break in service or any other event entitling someone to payment for such benefits (a "Termination")

             which occurs on or prior to the Effective Time on the Effective Date.

         (4) Without limiting the generality of the foregoing, SST covenants and agrees that with respect to Claims arising prior to the Effective Time on the Effective Date:

              (i) it shall be solely responsible for all liabilities, obligations or costs arising out of any human rights Claims arising under any Employment Laws;

              (ii) in the event that WC is required to pay any damages, costs or fees in connection with any human rights Claims, or to reinstate any current or former employee having made or filed such a Claim, SST shall reimburse WC for all damages, costs or fees associated with such Claim and the resolution, whether by settlement or adjudication, of same, including those related to the termination of any employee of WC required to be terminated because of the reinstatement; and

              (iii) in the event that WC is required to pay any damages, costs or fees of any kind in connection with any Labour Disturbance or Labour Relations Matter regarding any Employees of SST, SST shall reimburse WC for all damages, costs or fees of any kind associated with such Labour Disturbance or Labour Relations Matter and the resolution of same, whether by settlement or adjudication.

         (5) WC covenants and agrees that, subsequent to the Effective Time on the Effective Date, it shall be responsible for:

              (i) all liabilities, obligations or costs in respect of each Assumed Employee to the extent such liabilities, obligations or costs arise or accrue subsequent to the Effective Date and relate to any Labour Relations Matter; and

              (ii) all Termination Costs relating to a Termination which occurs after the Effective Date in respect of any Assumed Employee.

         (6) SST shall obtain a Purchase Certificate from the Workplace Safety and Insurance Board (the "WSIB") prior to the Closing confirming that, as of the Effective Date, the WSIB waives its rights under s. 146(2) of the Workplace Safety and Insurance Act to hold WC liable for any amounts owed by SST under the Workplace Safety and Insurance Act. SST agrees to indemnify and hold WC harmless from and against any and all liabilities, obligations or costs arising out of any Claim which may be made or brought or levied against WC, or which WC may suffer or incur, after the Effective Date, brought by any government agency, including but not limited to the WSIB, with respect to any outstanding amounts under the Workplace Safety and Insurance Act.

5.2.2 PENSION PLAN: As of and from the Effective Date, WC shall amend the Retirement Plan for Employees of Woodhead Canada Limited (the "WC Plan") to offer membership therein to the Assumed Employees. The parties acknowledge and agree that they shall take all appropriate steps to transfer the defined contribution account balances of those Assumed Employees who are members in the Staff Pension Plan for Employees of S-S Technologies Inc. & Affiliated Companies as of the Effective Date to the WC Plan, including all required notifications, the making and filing of all necessary amendments, and obtaining such approvals of the appropriate regulatory authorities as may be necessary in order to give effect to the foregoing.

5.3 SALES AND GOODS AND SERVICES TAX: The Purchase Price is net of and WC shall be responsible for and indemnify SST in respect of the payment of any sales or similar taxes, including goods and services tax, consumption and use and retail sales taxes or land transfer taxes and duties, payable by WC upon the purchase of the Purchased Assets, which taxes shall be remitted by WC within 90 days of Closing, with evidence of same being provided to SST. The parties shall jointly complete and shall file in a timely fashion the appropriate forms and file their respective returns to obtain an exemption from the application of the federal goods and services tax if applicable. On Closing, WC shall be duly registered for purposes of the Excise Tax Act (Canada) and its GST business number is 105735021RT.

5.4 RISK AND INSURANCE: Until the Effective Time on the Effective Date, the Purchased Assets shall be and remain at the risk of SST. If, prior to the Effective Time on the Effective Date, all or any material part of the Purchased Assets are destroyed or damaged by fire or any other casualty, WC shall have the option, exercisable by notice in writing:

                  (1) to complete the purchase of the Purchased Assets
                      without reduction of the Purchase Price in which event all proceeds of insurance shall be payable to WC and all right and claim of SST to any such proceeds not paid by the Effective Date shall be assigned by SST to WC; or

                  (2) to terminate this Agreement, in which case all of the
                      obligations of WC and SST hereunder shall terminate.

5.5 CHANGE OF NAME: Promptly after the Closing, but in any event not later than twelve (12) months thereafter, SST shall change or cause to be changed its corporate name and the corporate name of any Affiliated Corporations which operate or exist in Canada and whose name contains the words "SST Software", "SST" or "SSTechnologies" or any variations thereof and as well shall withdraw any business name registrations and cause all such entities to withdraw any business registrations incorporating the words "SST Software", "SST" or "SSTechnologies" or any variation thereof or any name or combination of words which shall be confusingly similar to the foregoing.

5.6 CONVENANT NOT TO COMPETE: On Closing, SST, SST's Guarantor and SST's Guarantor's principal shareholder, Richard Brock and any Affiliated Corporation with either SST, SST's Guarantor or Richard Brock shall provide WC with a non-competition and confidentiality agreement substantially in the form of Exhibit 7.1.9.

5.7 BULK SALES WAIVER: SST hereby undertakes to pay all liabilities of the Business by Closing and shall deliver proof of same to WC. The parties hereby agree to waive compliance with the Bulk Sales Act (Ontario) and similar legislation of the other Canadian Provinces. SST hereby indemnifies WC with respect to any Loss WC may suffer as a consequence of such non-compliance.

5.8      EFFECTIVE DATE ASSET LIST:

         SST undertakes to prepare the Effective Date Asset List and deliver same to WC within 30 days of the Closing Date. SST undertakes that there shall be no material differences between the March 31st Asset List and the Effective Date Asset List other than for differences expressly approved by WC or occurring in the Ordinary Course.

5.9      POST-CLOSING COOPERATION:

5.9.1 SST will assist WC in assembling data relating to the Business necessary for the consolidated financial reports of WC and its Affiliated Corporations for periods through the Effective Date or to respond to or defend claims against WC and its Affiliated Corporations relating to such periods. In addition, SST agrees to make its Employees available to WC at their usual place of employment, at no cost to WC, for consultation at reasonable times upon reasonable notice for a period of up to one year from the Effective Date with respect to any matters relating to or arising in connection with the transactions contemplated by this Agreement.

5.9.2 WC will assist SST in assembling data relating to the Business necessary for the consolidated financial reports of SST and its Affiliated Corporations for periods through the Effective Date or to respond to or defend claims against SST and its Affiliated Corporations relating to such periods. In addition, WC agrees to make its employees available to SST at their usual place of employment, at no cost to SST, for consultation at reasonable times upon reasonable notice for a period of up to one year from the Effective Date with respect to any matters relating to or arising in connection with the transactions contemplated by this Agreement.

5.9.3 In connection with any third party legal proceedings relating to the Business or the Purchased Assets, each of the parties, on its own behalf and on behalf of its Affiliated Corporations, agrees upon the reasonable request of the other to make available (i) such information and documents in its possession and (ii) its employees as may be reasonably required for consultation or as witnesses (without any charges except for reasonable out-of-pocket expenses, if any,) in connection with the preparation for trial or arbitration, governmental investigation or other legal or administrative proceeding.

5.10 COOPERATION AND EXCHANGE OF INFORMATION: Each party hereto shall, and shall cause its Affiliated Corporations to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant books and returns, Tax returns, together with relevant accompanying schedules and relevant working papers, relevant documents relating to rulings or other determinations by Governmental Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file returns pursuant to this Section 6.10 shall bear all costs of filing such returns.

5.11 PHASE II ENVIRONMENTAL REPORT: If a Phase II Environmental Report of the Premises is requested by WC, WC and SST shall share the cost of such report equally.

5.12     RESALE OF WOODHEAD SHARES:

5.12.1 ONE YEAR HOLDING PERIOD. SST agrees that it shall not sell, distribute, transfer, encumber or dispose of any Woodhead Shares for a period of one (1) year from the Closing Date ("Restricted Period").

5.12.2 RULE 144. With a view toward making available to each holder of Woodhead Shares the benefits of Rule 144 under the Securities Act (which term as used herein includes the present Rule 144 and any other, additional, substitute or analogous rule or regulation of the Commission which may permit a holder to sell securities to the public without registration), Woodhead agrees, during and after the expiration of the Restricted Period, to file with the Commission in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Exchange Act of 1934, as amended so as to maintain the availability of Rule 144, notwithstanding that Woodhead would not have to maintain such filing but for this provision of the Agreement.

5.12.3 REGISTRATION. Provided that SST or Richard Brock will be selling all or substantially all of the Woodhead Shares, upon the written request of SST or Richard Brock given no later than six (6) months following the expiration of the Restricted Period, Woodhead agrees to take all appropriate action reasonably required to effect the registration for resale of suchWoodhead Shares held by SST or Richard Brock, PROVIDED, HOWEVER, that Woodhead shall not be required to register such shares if
         (i) in the opinion of its counsel, such shares may be sold within a twelve month period (whether by compliance with Rule 144, Regulation S, or otherwise) without the need for compliance with the registration provisions of the Securities Act or (ii) if Woodhead reasonably determines that such registration would be inadvisable due to market or other conditions.

5.12.4 Notwithstanding this section 6.12, additional and/or amended representations and warranties may be provided by Woodhead to SST pursuant to a letter agreement dated as of the Closing Date to reflect the liquidity provisions set forth in the Letter of Intent dated
         May 14, 1998 between Woodhead and SST.

                                    ARTICLE 6

                  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WC
                           TO COMPLETE THE TRANSACTION

6.1 CONDITIONS PRECEDENT: The obligation of WC to complete the transactions contemplated by this Agreement on the Closing Date is subject to and contingent upon the prior satisfaction of or compliance with at or before the Time of Closing, each of the following conditions precedent, each of which is hereby acknowledged to be inserted for the exclusive benefit of WC and which may be waived by it in its sole discretion:

6.1.1 TRUTH AND ACCURACY OF REPRESENTATIONS OF SST: All of the representations and warranties of SST made in or pursuant to this Agreement, shall be true and correct in all material respects at Closing and WC shall have received certificates from a senior officer of SST certifying the truth and correctness of each of its representations and warranties contained herein.

6.1.2 PERFORMANCE OF OBLIGATIONS: SST shall have performed or complied with all of its obligations, covenants and agreements hereunder and WC shall have received a certificate from a senior officer of SST certifying the performance of or compliance with all of its obligations, covenants and agreements hereunder.

6.1.3 RECEIPT OF CLOSING DOCUMENTATION: All documentation relating to the due authorization and completion of the purchase and sale hereunder of the Purchased Assets and all actions and proceedings taken on or prior to the Time of Closing in connection with the performance by SST of its obligations under this Agreement shall be satisfactory to WC and to WC=s Solicitors acting reasonably and WC shall have received copies of all such documentation or other evidence as it may reasonably request in order to consummate the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to WC and to WC's Solicitors.

6.1.4 APPROVALS AND CONSENTS: All Approvals and Consents required or deemed necessary or advisable by WC in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, or the performance of any of the terms and conditions hereof shall have been obtained and delivered to WC.

6.1.5 PERMITS: WC shall have received all Permits necessary to enable it to conduct the Business as conducted by SST immediately prior to the Effective Date; WC shall use its best efforts to obtain same and SST shall reasonably assist WC in that regard.

6.1.6 RETAIL SALES TAX COMPLIANCE: SST shall have delivered to WC a clearance certificate pursuant to section 6 of the Retail Sales Tax Act (Ontario) and the corresponding legislation in each other relevant province.

6.1.7 WSIB PURCHASE CERTIFICATE: SST shall have delivered to WC a Purchase Certificate whereby the WSIB waives its rights under s. 146(2) of the Workplace Safety and Insurance Act (Ontario).

6.1.8 OPINION OF SST'S SOLICITORS: WC shall have received an opinion dated the Closing Date from SST's Solicitors substantially in the form of
         Exhibit 7.1.8 hereto.

6.1.9 NON-COMPETITION AND CONFIDENTIALITY AGREEMENT: WC shall have received a Non-Competition and Confidentiality Agreement from SST, SST's Guarantor and Richard Brock and any Affiliated Corporation of SST, SST's Guarantor or Richard Brock substantially in the form of Exhibit 7.1.9.

6.1.10 SALE OF PURCHASED ASSETS: All necessary proceedings, to the satisfaction of WC's Solicitors acting reasonably, shall have been taken or caused to be taken by SST so as to cause the Purchased Assets to be validly transferred to WC.

6.1.11 ACCEPTANCE OF OFFERS OF EMPLOYMENT: All of those Scheduled Employees designated as "Key Employees" in Schedule 7.1.11 shall accept the offer of employment by WC on terms acceptable to WC, subject to the completion of the transactions contemplated by this Agreement.

6.1.12 NO EVENT: There shall have been no event or series of events which has or will likely result in either alone or cumulatively a Material Adverse Effect with respect to the operations or financial condition of the Business since March 31, 1998, having regard to such operations or financial condition as a whole.

6.1.13   NO STRIKE OR LOCK OUT: There shall be no current Labour Disturbance.

6.1.14 SATISFACTION WITH DUE DILIGENCE: WC shall have completed its due diligence (including appraisals of the Product).

6.1.15 PHASE I REPORT: SST shall have delivered a Phase I Environmental Report of the Premises (the "Report") to WC. Such Report shall be accompanied by a letter from the author of such Report allowing WC to use and rely upon such Report.

6.2 FAILURE TO MEET CONDITIONS: In case any of the material conditions set forth in this Agreement are not satisfied in full in WC's sole opinion (acting reasonably), at the Time of Closing, WC may terminate this Agreement by notice in writing to SST and in such event WC shall be released from all obligations hereunder, without in any way limiting any other rights or remedies which may be available to WC at law or in equity or otherwise; provided, however, that WC shall be entitled to waive compliance with any such conditions in whole or in part if it sees fit to do so. Any waiver by WC of a specific condition shall be without prejudice to any of WC's rights of termination in the event of non-performance of any other condition in whole or in part, any such waiver to be binding upon WC only if the same is in writing. Notwithstanding the foregoing, in the event that SST's failure to meet a condition is due to the action or inaction of a third party and provided that SST has used its reasonable best efforts to satisfy such condition, WC shall be precluded from claiming any Loss arising therefrom.

                                    ARTICLE 7

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SST
                           TO COMPLETE THE TRANSACTION

7.1 SST'S CONDITIONS: The obligations of SST to complete the sale of the Purchased Assets hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Date, each of the following conditions precedent, each of which is hereby acknowledged to be inserted for the exclusive benefit of SST and which may be waived by it in its sole discretion:

7.1.1 TRUTH AND ACCURACY OF REPRESENTATIONS OF WC AT CLOSING DATE: All of the representations and warranties of WC made in or pursuant to this Agreement shall be true and correct in all respects at Closing and SST shall have received a certificate from a senior officer of WC certifying the truth and correctness of the representations and warranties of WC hereunder;

7.1.2 PERFORMANCE OF AGREEMENT: WC shall have performed or complied with all its obligations, covenants and agreements hereunder and SST shall have received a certificate from a senior officer of WC certifying the performance of and compliance with all of its obligations, covenants and agreements;

7.1.3 OPINION OF COUNSEL FOR WC AND WOODHEAD: SST shall have received an opinion dated the Closing Date from WC's Solicitors and Woodhead's Solicitors, substantially in the form annexed hereto as Exhibit 8.1.3.

7.1.4 SERVICE AND CONSULTING AGREEMENTS: SST shall have received a Service Agreement, Consulting Agreement and X-Link Software License Agreement duly executed by WC substantially in the forms annexed hereto as
         Exhibit 8.1.4.

7.1.5 APPROVALS AND CONSENTS: All Approvals and Consents required or deemed necessary or advisable by SST in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, or the performance of any of the terms and conditions hereof shall have been obtained and delivered to SST.

7.2 FAILURE TO MEET CONDITIONS: In case any of the material conditions set forth in this Agreement are not satisfied in full on or before the Time of Closing, SST may at any time terminate this Agreement by notice in writing to WC and in such event SST shall be released from all obligations hereunder, without in any way limiting any other rights or remedies which may be available to SST, at law or in equity or otherwise; provided, however, that SST shall be entitled to waive compliance with any such conditions in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition in whole or in part, any such waiver to be binding upon SST only if the same is in writing. Notwithstanding the foregoing, in the event that WC's failure to meet a condition is due to the action or inaction of a third party and provided that WC has used its reasonable best efforts to satisfy such condition, SST shall be precluded from claiming any Loss arising therefrom.

                                    ARTICLE 8

                                   INDEMNITIES

8.1      DEFINITIONS

         In this Article 9 the following terms shall have the following meanings respectively:

8.1.1 "BREACH" means any non-performance of any covenant or agreement to be observed or performed by a party under this Agreement or any document, agreement or instrument delivered pursuant hereto or any incorrectness, misstatement or breach of any representation or warranty of a party contained in this Agreement or in any certificate furnished by a party pursuant to or with respect to this Agreement;

8.1.2    "LOSS" means the aggregate of:

         (1) the amount necessary to put a party into the position (financial or otherwise) which would have existed if a Breach had not occurred, including any diminution in the value of the Purchased Assets and increase in insurance premiums but net of any insurance proceeds;

         (2) all damages, claims, demands, actions, causes of action, costs, liabilities, taxes, fines, penalties or expenses (including legal expenses incurred by a party) which may be made or brought or levied against a party or which a party may suffer or incur as a result of, in respect of, or arising out of a Breach; and

         (3) interest at a rate per annum equal to the Rate, calculated and payable monthly, before and after judgment on any amount due by one party to another party which is payable pursuant to this Section 9, with interest on overdue interest at the same rate, from the date the Breach occurred or the Claim arose, whichever is the earlier, to the date of payment.

8.1.3 "CLAIM" means any event, action or proceeding that may result in a Loss.

8.2      INDEMNIFICATION

8.2.1 From and after the date hereof, SST covenants and agrees to indemnify and save WC fully harmless from and against any Loss resulting from a Breach. Without limiting the generality of the foregoing, SST agrees to indemnify and save WC fully harmless from and against any Loss pursuant to the Allen-Bradley Settlement Agreement dated March 6, 1992 and based on a Claim arising on or prior to the Effective Date and any Loss resulting in non-compliance with the provisions of the Bulk Sales Act (Ontario) and similar legislation of the other Canadian provinces.

8.2.2 From and after the date hereof, WC covenants and agrees to indemnify and save SST fully harmless from and against any Loss resulting from a Breach.

8.2.3 LIMITATION OF LIABILITY: SST and WC (a "Claimant") shall only be entitled to indemnification pursuant to this Agreement if and only if the Claimant's Claims, in the aggregate, for indemnification total at least $50,000. Thereafter, Claimant shall be entitled to indemnification on a dollar-for-dollar basis for all Claims (including the first $50,000), provided, however, that the total maximum liability of WC and SST to the other shall not exceed the Purchase Price.

8.3 NOTIFICATION: Each of SST and WC shall notify the other promptly after such party becomes aware of any matters for which each of them may be liable under this Section 9 and subject to the provisions of Section
         9.4 hereof, the other party shall have the right to participate in any negotiations with respect thereto.

8.4 RIGHT OF SST TO DISPUTE THIRD PARTY CLAIM: SST shall at all times have the right at its sole expense to resist, defend, compromise or settle any third party Claim which may result in a Loss to WC, provided, however, that:

8.4.1 it must give notice (a "Defence Notice") to WC of its intent to do so, specifying the defence counsel SST will appoint to defend such claim promptly after receipt of notification from WC pursuant to section 9.3;

8.4.2 it must do so diligently and reasonably throughout the period while such Claim exists;

8.4.3 WC shall have the right to approve SST's choice of defence counsel, and approval shall not be unreasonably withheld;

8.4.4 failing prompt receipt by WC of the Defence Notice, WC may resist, defend, compromise or settle such third party Claim without the participation or consent of SST and any such actions taken by WC hereunder shall not in any way reduce or limit in any way SST's obligations to indemnify WC in respect thereof all as hereinbefore provided;

8.4.5 if SST at any time fails to resist and defend diligently and reasonably any Claim pursuant to this Section 8.4, its right to defend the Claim shall terminate at the option of WC. WC may assume the defence of such Claim and may resist, defend, compromise or settle such Claim without the participation or consent of SST and any such actions taken by WC hereunder shall not in any way reduce or limit in any way SST's obligations to indemnify WC in respect thereof all as hereinbefore provided.

8.4.6 in the event that SST does deliver a Defence Notice and thereby elects to conduct the defence of the subject claim, WC will cooperate with and make available to SST such assistance and materials as SST may reasonably request, all at the expense of SST, and WC shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that SST shall have the right to compromise and settle the claim only with the prior written consent of WC, which consent shall not be unreasonably withheld or delayed.

8.4.7 without the prior written consent of WC, SST will not enter into any settlement of any third party Claim or cease to defend against such Claim, if pursuant to or as a result of such settlement or cessation,
         (i) injunctive or other equitable relief would be imposed against WC, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of WC.

8.4.8 SST shall not be entitled to control, and WC shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against WC which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospective of WC (and the cost of such defense shall constitute an amount for which WC is entitled to indemnification hereunder).

8.4.9 if an offer is made to settle a third party Claim, which offer SST is permitted to settle under this Section 9.4, and SST desires to accept and agree to such offer, SST will give written notice to WC to that effect. If WC fails to consent to such offer within 15 calendar days after its receipt of such notice, WC may continue to contest or defend such third party Claim and, in such event, the maximum liability of SST as to such third party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by WC through the end of such 15 day period.

8.4.10 any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon SST, and shall conclusively be deemed to be an obligation with respect to which WC is entitled to prompt indemnification hereunder.

8.5 COOPERATION OF WC: During the period that SST is entitled to defend any Claim pursuant to section 9.4, WC shall (but at the expense of SST) cooperate with SST in connection with the defence of such Claim and shall provide SST with access to and copies of all relevant books and records relating to such Claim provided that if WC re-assumes the defence of such Claim as provided in subsection 9.4.5, all such information and material shall be forthwith returned to WC.

8.6 GUARANTEES: Woodhead hereby unconditionally guarantees WC's performance of its obligations as primary obligor and not as a guarantor pursuant to this Agreement and each ancillary agreement related thereto. SST's Guarantor hereby unconditionally guarantees SST's performance of its obligations as primary obligor and not as a guarantor pursuant to this Agreement and each ancillary agreement related thereto.


ARTICLE 9

                                     NOTICES

9.1 METHOD OF DELIVERY: Any notice, demand or other communication (a "Notice") required or permitted to be given to any party hereunder shall be in writing and shall be:

                  (1) hand delivered to such party (hand delivery to include delivery by recognized commercial courier); or

                  (2) sent by telecopier, and confirmed by prepaid registered mail.

9.2 ADDRESSES FOR DELIVERY: Any Notice given pursuant to Section 10.1 shall be sent to the party or parties, as the case may be, at their respective addresses set out below:

                  (1) in the case of a Notice to WC at:

                      Woodhead Industries, Inc.
                      Three Parkway North, suite 550
                      Deerfield, Illinois  60015

                      Facsimile:       847-236-0504
                      Attention:       Gregory E. Baker,
                                       Vice President, Corporate Development
                                       and Strategic Planning
                                       - and -
                                       Robert Tortorello, Vice President,
                                       General Counsel and Secretary
                      with a copy to:

                      Baker & McKenzie
                      Barristers & Solicitors
                      BCE Place
                      181 Bay Street, Suite 2100
                      P.O. Box 874
                      Toronto, Ontario M5J 2T3

                      Facsimile:  416-863-6275
                      Attention:  Edward J. Kowal


                  (2) in the case of a notice to SST:

                      196 Riverbank Drive
                      R.R. #31
                      Cambridge, Ontario
                      N3H 4R6

                      Facsimile:
                      Attention: Richard Brock

                      with a copy to:

                      Harrison Elwood
                      450 Talbot Street
                      P.O. Box 3237
                      London, Ontario  N6A 4K3

                      Facsimile: 519-667-3362
                      Attention:  Peter R. Lockyer

                  or at such other address as the party to whom such Notice is to be given shall have last notified the party giving the same in the manner provided in this Section 10.

9.3 TIMING OF DELIVERY: Any Notice given by personal delivery or by telecopier shall be deemed to be given and received on the date of delivery or telecopier transmission, as the case may be, provided that if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the Business Day next following such day.

                                   ARTICLE 10

                                  MISCELLANEOUS

10.1 FURTHER ASSURANCES: Each party hereto hereby agrees that it will do all such acts and execute all such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power as any other party hereto may in writing from time to time reasonably request be done and/or executed, in order to consummate the transactions contemplated hereby or as may be necessary or desirable to effect the purpose of this Agreement or any document, agreement or instrument delivered pursuant hereto and to carry out their provisions or to better or more properly or fully evidence or given effect to the transactions contemplated hereby, whether before or after the Closing Date.

10.2 EXPENSES: Each party hereto shall pay all of their own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including without limitation all fees and expenses of their respective legal counsel, accountants or other representatives or consultants.

10.3 COUNTERPARTS: This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

10.4 BENEFIT AND BINDING NATURE OF AGREEMENT: This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned in whole or in part by any party hereto without the prior written consent of the other party hereto.

10.5 CONFIDENTIALITY: If the transaction contemplated by this Agreement is not completed, WC confirms that it is bound by the provisions of the Confidentiality and Non-Disclosure Agreement executed by WC on September 30, 1997. The foregoing shall not prevent WC from disclosing or making available to its accountants, professional advisers and bankers and other lenders, whether current or prospective, any such information or data for the purposes of completing the transactions contemplated herein.

10.6 PUBLICATION: No party shall, between the date of this Agreement and the Closing Date, without the prior written consent of the other party hereto, make any public statement or release to the press concerning the transactions contemplated by this Agreement except as may be necessary, in the opinion of SST's Solicitors and WC's Solicitors, to comply with the requirements of any Law or the order or judgment of a court or tribunal of competent jurisdiction. If any such public announcement, statement or release is so required, the parties will consult prior to making such announcement, statement or release, and shall use their best efforts, acting reasonably and in good faith, to agree upon the form and substance thereof.

           IN WITNESS WHEREOF the parties hereto have executed this Agreement this 2nd day of July, 1998.

                                            S-S TECHNOLOGIES INC.


                                            Per:_____________________________




                                            S-S TECHNOLOGIES HOLDINGS LTD.


                                            Per:______________________________




                                            WOODHEAD CANADA LIMITED


                                            Per:______________________________




                                            WOODHEAD INDUSTRIES, INC.


                                            Per: ______________________________

                                TABLE OF CONTENTS
ARTICLE I - DEFINITIONS AND INTERPRETATION....................................................................- 2 -
           1.1    Definitions.................................................................................- 2 -

ARTICLE II - PURCHASE AND SALE OF THE PURCHASED ASSETS.......................................................- 13 -
           2.1    Purchase...................................................................................- 13 -
           2.2    Excluded Assets and Excluded Contracts.....................................................- 14 -
           2.3    Purchase Price.............................................................................- 14 -
           2.4    Payment of the Purchase Price..............................................................- 14 -
           2.5    Time and Place of Closing..................................................................- 15 -
           2.6    Non-Assignable Contracts...................................................................- 15 -

ARTICLE III - ASSUMPTION OF LIABILITIES......................................................................- 16 -
           3.1    Assumed Liabilities........................................................................- 16 -
           3.2    Excluded Liabilities.......................................................................- 16 -

ARTICLE IV - REPRESENTATIONS AND WARRANTIES
OF SST AND SST'S GUARANTOR ..................................................................................- 16 -
           4.1    Corporate Status and Authority.............................................................- 16 -
           4.2    The Financial Condition of the Business....................................................- 17 -
           4.3    Title to the Purchased Assets..............................................................- 17 -
           4.4    Assets.....................................................................................- 18 -
           4.5    Tax........................................................................................- 21 -
           4.6    Legal Proceedings..........................................................................- 21 -
           4.7    Licences, Registrations and Permits........................................................- 22 -
           4.8    Employees..................................................................................- 22 -
           4.9    Employee Benefits..........................................................................- 25 -
           4.10   Environmental Matters......................................................................- 27 -
           4.11   Contracts..................................................................................- 28 -
           4.12   Absence of Changes.........................................................................- 30 -
           4.13   Intellectual Property......................................................................- 31 -
           4.14   No Violation or Breach, Validity, Notification.............................................- 34 -
           4.15   U.S. Securities Investment Representations.................................................- 36 -
           4.16   Deliveries and Copies......................................................................- 37 -
           4.17   No Misstatements or Omissions Disclosure...................................................- 38 -
           4.18   Rescission.................................................................................- 38 -
           4.19   Survival of SST's and SST's Guarantor's Representations and Warranties.....................- 38 -

ARTICLE V - REPRESENTATIONS AND WARRANTIES
OF WC AND WOODHEAD...........................................................................................- 39 -
           5.1    Representations and Warranties of WC.......................................................- 39 -
           5.2    Representations and Warranties of Woodhead.................................................- 40 -
           5.3    Survival of WC's and Woodhead's Representations and Warranties.............................- 41 -

ARTICLE VI - OTHER AGREEMENTS OF THE PARTIES.................................................................- 41 -
           6.1    Real Property Leases.......................................................................- 41 -
           6.2    Employees..................................................................................- 42 -
           6.3    Sales and Goods and Services Tax...........................................................- 44 -
           6.4    Risk and Insurance.........................................................................- 44 -
           6.5    Change of Name.............................................................................- 44 -
           6.6    Covenant Not to Compete....................................................................- 45 -
           6.7    Bulk Sales Waiver..........................................................................- 45 -
           6.8    Effective Date Asset List:.................................................................- 45 -
           6.9    Post-Closing Cooperation...................................................................- 45 -
           6.10   Cooperation and Exchange of Information....................................................- 46 -
           6.11   Phase II Environmental Report..............................................................- 46 -
           6.12   Resale of Woodhead Shares..................................................................- 46 -

ARTICLE VII - CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF WC TO COMPLETE THE TRANSACTION ...........................................................................- 47 -
           7.1    Conditions Precedent.......................................................................- 47 -
           7.2    Failure to Meet Conditions.................................................................- 49 -

ARTICLE VIII - CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF SST TO COMPLETE THE TRANSACTION...........................................................................- 49 -
           8.1    SST's Conditions...........................................................................- 49 -
           8.2    Failure to Meet Conditions.................................................................- 50 -

ARTICLE IX - INDEMNITIES.....................................................................................- 50 -
           9.1    Definitions................................................................................- 50 -
           9.2    Indemnification............................................................................- 51 -
           9.3    Notification...............................................................................- 51 -
           9.4    Right of SST to Dispute Third Party Claim..................................................- 52 -
           9.5    Cooperation of WC..........................................................................- 53 -
           9.6    Guarantees.................................................................................- 53 -

ARTICLE X - NOTICES..........................................................................................- 53 -
           10.1   Method of Delivery.........................................................................- 53 -
           10.2   Addresses for Delivery.....................................................................- 54 -
           10.3   Timing of Delivery.........................................................................- 55 -

ARTICLE XI - MISCELLANEOUS...................................................................................- 55 -
           11.1   Further Assurances.........................................................................- 55 -
           11.2   Expenses...................................................................................- 55 -
           11.3   Counterparts...............................................................................- 55 -
           11.4   Benefit and Binding Nature of Agreement....................................................- 56 -
           11.5   Confidentiality............................................................................- 56 -
           11.6   Publication................................................................................- 56 -

                                                                Exhibit 7.1.9


                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT


                  THIS AGREEMENT made as of this 31st day of July, 1998.

B E T W E E N:

                  S-S TECHNOLOGIES INC., a corporation incorporated under the laws of the province of Ontario

                  (hereinafter referred to as "SST")
                                                              OF THE FIRST PART,
                  -and -

                  S-S TECHNOLOGIES HOLDINGS LTD., a corporation incorporated under the laws of the province of Ontario

                  (hereinafter referred to as "SST's Guarantor")

                                                             OF THE SECOND PART,

                  -and-

                  WOODHEAD CANADA LIMITED, a corporation continued under the provincial laws of Nova Scotia

                  (hereinafter referred to as "WC")
                                                              OF THE THIRD PART,


                  -and-

                  WOODHEAD INDUSTRIES, INC., a corporation incorporated under the laws of the state of Delaware

                  (hereinafter referred to as "Woodhead")

                                                             OF THE FOURTH PART,

                  -and-

                  RICHARD BROCK, of the City of Waterloo, Ontario
                  (hereinafter referred to as "Brock")

                                                               OF THE FIFTH PART

                  WHEREAS by an Asset Purchase Agreement made the 2nd day of July, 1998 (the "Purchase Agreement") between SST, SST's Guarantor, WC and Woodhead, WC agreed to buy the Product and the assets of the Business related thereto from SST;

                  AND WHEREAS Brock (through SST's Guarantor) owns greater than ninety percent (90%) of the issued and outstanding shares of SST;

                  AND WHEREAS the obligations of WC under the Purchase Agreement are expressly subject to certain conditions set out therein, including the entering into of this Agreement;

                  AND WHEREAS WC desires to obtain certain assurances that SST, SST's Guarantor and Brock (collectively, the "Covenantors") will not enter into competition with the Business;

                  AND WHEREAS the Covenantors wish to give such assurances to WC in order to induce WC to conclude the transactions contemplated by the Purchase Agreement.

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of WC entering into the Purchase Agreement and other good and valuable consideration the receipt of which is hereby acknowledged it is agreed by and between the parties hereto as follows:

1.   Defined Terms
     -------------
1.1 All terms defined in the Purchase Agreement and used herein shall have the meaning ascribed to them in the Purchase Agreement unless the contrary is so provided in this Agreement:

          (1) "Affiliates" shall bear the meaning attributed to the term "affiliated bodies corporate" provided in Section 1(4) of the Business Corporations Act (Ontario);

          (2) "Business" means the business carried on by SST in the SST Software Division (formerly known as the Products Division of
                  SST) as the same exists at the Effective Date and includes the development, manufacture and sale of the Product;

          (3) "Product" means the SST Software and all other software products developed or owned by SST and used in the Business including all enhancements, versions, releases and updates of such products and any other software products in development for the Business;

          (4) "Related Persons" shall bear the meaning provided in Section 251(2) of the Income Tax Act (Canada); and

          (5) "Trade Secrets" means the interest of SST in all licences, know-how, processes, algorithms, formulae, designs, methods, trade secrets, inventions, proprietary or technical information, pricing lists, customer lists and data covering or embodied in any software or other assets used in the Business.

1.2 Confidential or proprietary information or material ("Protected Information") includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Business:

          (1) business plans, strategies, tactics, policies, patent, trade-mark and trade name applications, any litigation or negotiations and contractual licensing arrangements;

          (2) financial information, including but not limited to cost and performance data;

          (3) operational and scientific information, including but not limited to, Trade Secrets, all documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow-charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Product;


          (4) marketing information, including but not limited to, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, sales, investment and product plans and information concerning suppliers;

          (5) personnel information, including but not limited to, the names and backgrounds of key personnel, personnel lists, resumes, personnel data, organization structure, performance evaluations of personnel of the Business and personnel training techniques and materials;

          (6) any and all information concerning the business and affairs of the Business which the Business treats or has treated as proprietary and confidential and which is not in the public domain;

          (7) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for the Business containing or based, in whole or in part, on any information included in the foregoing; and

          (8) any other information, however documented, of the Business, that is a trade secret under any applicable legislation or at common law.

1.3 When used herein, "it" shall mean and include she and he and "its" shall mean and include hers and his.


2.   Confidentiality
     ---------------
2.1 Each of the Covenantors agrees to hold all Protected Information in confidence. Each of the Covenantors severally agrees with WC that it shall not, and shall use reasonable best efforts to not permit any Related Persons to, use for its own benefit or to divulge, disclose or communicate, or authorize anyone to use, divulge or communicate to any individual or entity (subject to Section 2.2, as otherwise required by law), in any form or manner whatsoever, any Protected Information. The obligations of the Covenantors hereunder shall not apply to any information relating to the Business which is, or becomes, information in the public domain through no violation of this Agreement by the Covenantors.

2.2 Prior to any unauthorized use or disclosure of Protected Information which is required by law, such Covenantor shall give WC reasonable prior notice of any disclosure of Protected Information required by law, and, if requested by WC, shall use reasonable efforts to obtain a protective order or similar protection for WC and shall permit and cooperate with any effort by WC to obtain such an order. WC shall pay all costs reasonably incurred by the Covenantors in seeking or assisting WC in seeking such an order.

3.  Restriction Against Competition
    -------------------------------
3.1 From and after the Closing Date, within any of the territories (collectively referred to as the "Territories" and individually, as a "Territory") as hereinafter specified, and for a period of five (5) years from the date hereof (referred to as the "Time Period"), each of the Covenantors severally agrees that it shall not and shall use reasonable best efforts to not permit any Related Persons to, directly or indirectly, either as a sole proprietorship, a partner or a joint venturer or as employee, principal, consultant, agent, shareholder, officer, director or salesperson for any person, firm, association, organization, corporation or any other entity (an "Entity"), or in any other manner:

(1) participate in, carry on, be engaged in, concerned with, interested in, advise, lend money to or guarantee the debts or obligations of, any business which is the same as or competitive with the Business (save and except as a shareholder of less than one percent (1%) of the voting equity of an entity offering its securities to the public);

(2) permit its name or any part of such name to be used or employed by any Entity concerned with or engaged or interested in any business which is the same as, or competitive with the Business;

(3) make use of any list of persons who are or have been customers or suppliers of the Business within the immediately preceding two year period, for the purpose of competing with the Business;

(4) solicit away from the Business, interfere with or endeavour to entice away from the Business any customer or solicit away from the Business any person, firm, corporation or entity who has been a customer or who has dealt with the Business at any time during the two year period immediately preceding the Closing Date or attempt to persuade any person providing employment, consulting, marketing or other services to the Business within the two-year period immediately preceding the Closing Date to not provide or to cease to provide such services to the Business.

                  Notwithstanding the foregoing, nothing in this agreement prohibits the Covenantors through the Related Person, SAF Drive Systems Ltd. from any activity authorized by the letter agreement dated July 31, 1998 between Woodhead Canada Limited and SAF Drive Systems Ltd. relating to the X-Link Software License Agreement.

3.2 The Territories herein specified shall be North America, Germany, Japan, Taiwan, South Korea, Australia, New Zealand, China, France, Italy, the Benelux countries, Sweden, Norway, Israel, the United Kingdom and Brazil.

3.3 The Covenantors acknowledge that the restrictions and covenants contained in this Section shall be construed independently of any other provision of this Agreement, and the existence of any claim or cause of action by the Covenantors against WC, whether predicated on this Agreement, the Purchase Agreement or any other agreement between any of the Covenantors and WC shall not constitute a defence to the enforcement by WC of the covenants or restrictions hereof provided, however, if any provision shall be held to be illegal, invalid or unenforceable in any jurisdiction, the decision shall not affect any other covenants or provisions of this Agreement or the application of any other covenant or provision in respect of each year during which the aforesaid covenants are to continue.


4. INJUNCTIVE RELIEF
                  The parties agree that, without prejudice to any and all remedies which may be available to WC at law or in equity, injunctive relief is the only effective relief for a breach of the covenants of the Covenantors hereunder, and each Covenantor hereby agrees that WC shall be entitled to injunctive relief, including an interim or interlocutory injunction, in any court of competent jurisdiction, to enforce any of the covenants herein of such Covenantor upon the breach or threatened breach thereof, together with reimbursement for all reasonable attorney's fees and other expenses incurred in connection therewith. Covenantor agrees that a breach of any provision of this Agreement shall cause irreparable harm to WC, not compensable in damages.

5. GOVERNING LAW
                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each of the parties hereto agrees to attorn to the jurisdiction of the courts of Ontario and to comply with any orders or judgments issued thereby, subject to any applicable rights of appeal.

6. ASSIGNMENT
                  The rights of WC under this Agreement may be assigned, in whole or in part, by WC to, and upon such assignment shall enure to the benefit of, any affiliate of WC or to any business organization which shall succeed to any of the assets of the Business.

7. NO WAIVER
                  Except as waived in writing by a party hereto, no action taken pursuant to this Agreement or failure to pursue the enforcement of any right pursuant to this Agreement shall be deemed to constitute a waiver by such party of compliance with any covenants or promises contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8. NOTICES
                  Any communication (including any consent, approval or instructions) provided for under this Agreement shall be in writing and shall be effectively given if: (i) delivered personally, or (ii) sent by prepaid registered mail addressed to:

         (1) in the case of a Notice to WC at:

             c/o Woodhead Industries, Inc.
             Three Parkway North, suite 550
             Deerfield, Illinois  60015

             Facsimile:       847-236-0504
             Attention:       Gregory E. Baker,
                              Vice President, Corporate Development
                              and Strategic Planning
                              - and -
                              Robert Tortorello, Vice President,
                              General Counsel and Secretary

             with a copy to:

             Baker & McKenzie
             Barristers & Solicitors
             BCE Place
             181 Bay Street, Suite 2100
             P.O. Box 874
             Toronto, Ontario M5J 2T3

             Facsimile:  416-863-6275
             Attention:  Edward J. Kowal

         (2) in the case of a notice to the Covenantors:


             196 Riverbank Drive
             R.R. #31
             Cambridge, Ontario
             N3H 4R6

             Attention:  Richard Brock

             with a copy to:

             Harrison Elwood
             450 Talbot Street
             P.O. Box 3237
             London, Ontario  N6A 4K3

             Facsimile: 519-667-3362
             Attention:  Peter R. Lockyer


         Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or on the fifth business day following the sending thereof by registered mail. Any party hereto or others mentioned above may change any particulars of its address for notice by notice to the others in the manner aforesaid.

9. COUNTERPARTS
         This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

10. HEADINGS
         The headings in this Agreement are for convenience of reference only, and under no circumstances should they be construed as being a substantive part of this Agreement nor shall they limit or otherwise affect the meaning hereof.

11. ENTIRE AGREEMENT
         This Agreement, the Purchase Agreement and the other documents referred to in or contemplated by the Purchase Agreement contain the final and entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and they shall not be bound by any terms, conditions, statements, covenants, representations, or warranties, oral or written, not herein or therein contained with respect to the subject matter hereof.

12. MODIFICATION OF AGREEMENT
         No modification of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all the parties.

         IN WITNESS WHEREOF, this agreement had been executed by the parties hereto as of the day, month and year first above written.


                 S-S TECHNOLOGIES INC.

                 Per:_____________________________


                 S-S TECHNOLOGIES HOLDINGS LTD.

                 Per:______________________________


                 WOODHEAD CANADA LIMITED

                 Per:______________________________


                 WOODHEAD INDUSTRIES, INC.

                 Per: ______________________________



SIGNED, SEALED AND DELIVERED in the presence of:

-------------------------               ---------------------------------
Witness                                 RICHARD BROCK

                                                                   Exhibit 8.1.4
                         S-S TECHNOLOGIES HOLDINGS LTD.
                                88 Ardelt Avenue
                              Kitchener, ON N6A 4T3


July 31, 1998


Woodhead Canada Limited
Three Parkway North, Suite 550
Deerfield,  Illinois
USA 60015

Dear Sir:

                              SERVICE ARRANGEMENTS

As a result of your purchase of the SST Software Division from S-S Technologies Inc. effective today's date, we have agreed to assist you in the transition period with respect to certain accounting and payroll services. The following are the terms that we have agreed:

1. We will continue to provide the current accounting and payroll services as we have in the past with the same reporting packages;

2.       provided is on the basis of CDN$15,000 per month;

3. You shall have the right at any time to advise us that you require services on a reduced basis. We will meet with you to establish a fair fee for such reduced services;

4. You can tell us, at any time, that you will no longer require such services in whole or in part and the appropriate fees shall be discontinued immediately;

5. We incorporate by reference the terms of the Non-Competition and Confidentiality Agreement between us, and others, as applicable.

Yours truly,


S-S Technologies Holdings Ltd.

                         S-S TECHNOLOGIES HOLDINGS LTD.
                                88 Ardelt Avenue
                              Kitchener, ON N6A 4T3

July 31, 1998

Woodhead Canada Limited
Three Parkway North, Suite 550
Deerfield,  Illinois
USA 60015

Dear Sir:

                             CONSULTING ARRANGEMENTS

As a result of your purchase of the SST Software Division from S-S Technologies Inc, you have asked if we would confirm certain engineering and consulting services that will be available to your customers and the terms that we have agreed. May I therefore confirm to you the following:

1. You will agree to consider us for any appropriate consulting and engineering work and we will consider providing such services to you as we did with your predecessor. These arrangements, however, are on a non-exclusive basis to either of us;

2. In the normal course, should you refer customers to us, then we recognize that there will be support services and an introduction component to the efforts that you have undertaken. We recognize therefore, that on any such referral work, in the normal course, we will pay to Woodhead a 20% finders and support service fee;

3. We, of course, will enter into contracts directly with your customers that you refer to us on our normal business terms. We will pay your fee based on the payments we receive from the customers. We shall enter into our standard contract with such customers as we have in the past.

4. We incorporate by reference the terms of the Non-Competition and Confidentiality Agreement between us, and others, as applicable.

We look forward to a continued business relationship.

Yours truly,


S-S Technologies Holdings Ltd.

July 31, 1998


SAF Drive Systems Ltd.
88 Ardelt Avenue
Kitchener, Ontario  N6A 4T3

Dear Sirs:

Re:  X-Link Software License Agreement

As a result of our purchase of the SST Software Division from S-S Technologies Inc., you have asked if we would confirm certain arrangements to be enjoyed by you in regard to the X-Link Software currently utilized by SAF in its SAFphire product. We would confirm to you the following arrangement:

         a) SAF is hereby granted a perpetual license to utilize the current version of the X-Link Software for use as an embedded component of SAF's SAFphire product;

         b) SAF may sell the SAFphire product but is prohibited from reselling the X-Link Software or using the X-Link Software to create a stand alone gateway; and

         c) The ability of SAF to utilize any upgraded versions of the X-Link Software shall be subject to normal commercial terms applicable at such time.

I would ask you to execute the duplicate copy of this letter in the space provided acknowledging your agreement to the foregoing terms. We look forward to a continued business relationship.

                                                     Yours very truly,

                                                     WOODHEAD CANADA LIMITED


                                      Per:



         The undersigned hereby confirms receipt of and agrees to the terms set forth above as it relates to the utilization by the undersigned of the X-Link Software.

         Dated the 31st day of July, 1998.


                                                     SAF Drive Systems Ltd.


                                      Per: